Exhibit 4.1

Execution Version

SHAREHOLDERS AGREEMENT

Dated 19 December, 2022

among

MERQUEO HOLDINGS

a Cayman Islands exempted company

and

The Individuals and Entities listed as Shareholders herein

SHAREHOLDERS AGREEMENT (together with all Annexes and Schedules hereto, this Agreement) dated    19    December, 2022 (the Effective Date) among:

(1)	MERQUEO HOLDINGS, an exempted company incorporated in the Cayman Islands (the Company); and

(2)	Each of the individuals and entities listed in Annex 2 (the Shareholders).

RECITALS

(A)	Whereas, the Shareholders and Merqueo S.A.S, a simplified stock corporation organized and existing under the laws of the Republic of Colombia (Merqueo S.A.S) had entered into an Amended and Restated Shareholders Agreement dated September 7, 2022 (Merqueo S.A.S Shareholders Agreement).

(B)	Whereas, as consequence of a corporate reorganization adopted by the Shareholders, the Company has become the sole shareholder of Merqueo Cayman a company duly incorporated under the laws of Cayman, whereby Merqueo Cayman owns all of the shares in Merqueo S.A.S (the “Corporate Reorganization”).

(C)	Whereas, as consequence of the Corporate Reorganization, the Shareholders have ceased to be shareholders of Merqueo S.A.S, the Shareholders and Merqueo S.A.S, have agreed to terminate Merqueo S.A.S Shareholders Agreement, in its entirety, and the Shareholders and the Company have agreed to enter into this Shareholders Agreement.

(C)	Whereas, the Company and the Shareholders wish to enter into this Agreement in order to define their mutual rights and obligations and set out terms and conditions governing their relationship moving forward in respect to their share held in the capital of the Company.

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. Capitalized terms have the meanings provided in Annex 1 (Defined Terms) or Annex 3 (Terms of the Shares).

Section 1.2. Interpretation. In this Agreement:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	singular terms include the plural and vice versa, and each gender includes all genders;

(c)	a reference to an Article, Section, paragraph, party, Schedule or Annex is a reference to that Article, Section or paragraph of, or party, Schedule or Annex to, this Agreement, unless otherwise specified;

Shareholders Agreement

(d)	a reference to a document includes any amendment or supplement to, or replacement, novation or modification of, that document unless made in breach of this Agreement;

(e)	the term “including” means “including without limitaion”.

(f)	the term “herein”, “hereof” and “hereunder” refer to this Agreement as a whole

(g)	phrases such as “reasonably be expected,” “satisfactory”, “approved”, “acceptable to”, “as determine”, “selected by” and phrases of similar import, authorize such respective Party, to act and/or make the relevant determination in their sole discretion;

(h)	phrases such as “as an Investor may reasonably require” or “as an Investor may reasonably request” and phrases of similar import authorize and permit such Investor to act or decline to act in its reasonable discretion;

(i)	references to “knowledge,” “know” and “known” shall mean knowledge after due inquiry, and references to such terms in respect of the Company shall be deemed to include the knowledge of the Key Employees;

(j)	unless stated otherwise herein, a reference to “shares” or “Shares” of any Person means shares of such Person of any class; and

(k)	in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.

ARTICLE 2

MANAGEMENT AND GOVERNANCE

Section 2.1. The Board; Board Committees. The Board shall consist of seven (7) Directors to be elected at the Shareholders meeting and up to two (2) observers to be appointed from time to time according to the following rules:

(b)	As of the date of the Agreement, the Board shall be appointed as following:

(i)	Portland shall have the right to nominate two (2) Directors (the Portland Directors);

(ii)	Fuel Investors shall have the right to nominate two (2) Directors (the Fuel Directors);

(iii)	MGM Investors shall have the right to nominate one (1) Director (the MGM Director, and, together with the Portland Directors and Fuel Directors, the Preferred Directors);

(iv)	The holder of ordinary shares (different to the holders of Preferred Stock), shall have the right to nominate one (1) Director (the Ordinary Director);

(v)	one (1) Independent Director shall be nominated by majority vote of the shareholders meeting; provided, that until such Independent Director has been nominated or when such seat is vacant, such Board seat shall be appointed by the Shareholders (other than the Shareholders set forth in clauses (i), (ii), and (iii) above).

Shareholders Agreement

(c)	One (1) observer, to attend Board meetings and meetings of each Board committee, whom shall be granted observer status at the Board (the Board Observer), shall be appointed by IDB Invest and one observer shall be appointed by IDC as long as IDC holds at least 5% of the equity of the Company on a fully diluted basis. For the avoidance of doubt, a Board Observers shall not have, and shall not be deemed to have, any of the duties or rights of a Director and shall not be entitled to vote at any meeting of the Board or a committee thereof.

(d)	Each Shareholder and the Company shall, in accordance with Section 6.10 (Further Actions), ensure that each individual nominated to act as a Director in accordance with Section 2.1(a) is promptly appointed as a Director.

(e)	If at any time any board seat becomes available, or any shareholder holding at least five (5%) of the outstanding shares of the Company wishes to propose a new election for the Board of Directors, the Board of Directors shall call a new shareholder’s meeting in the form of an extraordinary general meeting to implement a new election to the board. In any case, one of the Directors shall be independent, for purposes of the election, the lists presented by the Shareholders at the general meeting shall include an independent Director.

(f)	Each Shareholder or group of Shareholders shall ensure, to the fullest extent of all rights and powers available to it, that the board of directors is promptly and fully appointed, including attending and exercising its voting power to elect the board of directors as appropriate.

(g)	In addition, the Company shall constitute and maintain the following committees (for the avoidance of doubt, the Board Observer designated by the IDB Invest shall have the right to attend all meetings of each such committee, but the attendance of the Board Observer shall not be counted for quorum purposes):

(i)	an Audit Committee, to be comprised of three (3) Directors: to be elected by the Board of Directors including at least the Independent Director. The Audit Committee shall (A) have such duties and responsibilities as set forth in the Audit Committee Charter or as the Board shall determine from time to time, (B) be chaired by any Director or any executive or employee of the Company invited as guest to chaired the Committee (any such guests shall not have, and shall not be deemed to have, any of the duties or rights of a member of the committee and shall not be entitled to vote at any meeting of a committee thereof); (C) meet at least quarterly;

(ii)	a Compensation Committee, to be comprised of three members; two (2) Directors to be elected by the Board of Directors and the General Manager of Merqueo Colombia; the Compensation Committee shall (A) assist the Board in determining the compensation of executive officers and employees earning or expected to earn gross annual compensation (fixed and variable) in excess of twenty-five million Colombian Pesos a month (such individuals, Key Employees) (B) administer the Company s Stock Option Plans in accordance with Section 3.1(d) (Covenants), (C) perform such other duties as are set forth in the Compensation Committee Charter and (D) meet at least semi- annually; and

(iii)	a Sustainability Committee, to be established by January 1, 2023, to be comprised of two Directors to be appointed by the Board of Directors and a member appointed by IDB Invest; the Sustainability Committee shall (A) meet with the Company s executive officers at least quarterly to oversee the development and implementation of the Climate Action Plan and any matters related to the Corrective Action Plans ESG Matters, (B) facilitate the engagement of outside consultants (as necessary to assist the Company in such development and implementation), the development of in-house capacity and dialogue among the Shareholders relating to the Climate Action Plan, (C) perform such other duties as the Board shall determine from time to time.

Shareholders Agreement

(h)	This Section 2.1 shall terminate upon the consummation of an Acceptable Listing. Following an Acceptable Listing, the Company´s Board shall be elected as set forth in the Articles of Association.

Section 2.2. Board Meetings and Procedures. Unless all Directors otherwise agree, there shall be not less than one (1) meeting of the Board in each month of each calendar year, in each case, in accordance with a meeting´s calendar which an officer of the Company will prepare and provide to the Board members to be approved, no later the last day of the first week of each calendar year.

(i)	Written notice of each meeting of the Board and each meeting of a committee of the Board shall be given to all the Directors or, as applicable, all Directors on that committee, and to each Board Observer. Such written notice shall:

(A)	be sent to the address notified from time to time by the Directors and any Board Observers, at least fifteen (15) Business Days in advance of any ordinary meeting unless a shorter period is otherwise agreed by all Directors or, as applicable, all members on that committee;

(B)	to the extent available as of the date of such notice, attach an agenda setting out in detail the items of business proposed to be transacted at a meeting of the Board or such committee together with necessary information and supporting documents; and

(C)	specify the date, time and venue of such meeting, which venue shall be the main office of the Company or any Subsidiary (in case the Company decides to hold in-person meetings) or via videoconference, unless a different venue is otherwise agreed by all Directors or, as applicable, all Directors on that committee.

(ii)	To the extent that the agenda and supporting information and documents for any meeting of the Board, or committee of the Board, as applicable, are not attached to the notice of such meeting sent pursuant to sub-paragraph (i) above, such agenda and supporting information and documents shall be delivered to all Directors, or all the members of such committee, as applicable, and to each Board Observer, no later than five (5) Business Days in advance of such meeting.

(iii)	The Board and each committee of the Board shall also be entitled to hold meetings as often as may be necessary, such meetings shall be summoned as follows: (A) written notice shall be sent to each Director and the Board Observer at least three (3) Business Days in advance of such board meeting; and (B) to the extent that the agenda and supporting information and documents for any meeting of the Board, or committee, as applicable, are not attached to the notice of such meeting, such agenda and supporting information and documents shall be delivered to all Directors, or all Directors of such committee, as applicable, and to each Board Observer, no later than two (2) Business Days in advance of such meeting.

Shareholders Agreement

(iv)	Any Board member may request that an officer of the Company call a meeting of the Board or of any of its committees, such meeting to be called in accordance with Section 2.2(a)(iii) above; provided, however, that if the Company fails to call such meeting within five (5) Business Days following such request, then the majority of the Board members or members of such committee may call a meeting of the Board or such committee, as the case may be, in accordance with Sections 2.2(a)(i) and (ii) above, except that: (A) written notice shall be sent by such Board members to each other Director and the Board Observer at least two (2) Business Days in advance of such extraordinary meeting; and (B) to the extent that the agenda and supporting information and documents for any extraordinary meeting of the Board, or committee of the Board, as applicable, are not attached to the notice of such meeting, such agenda and supporting information and documents shall be delivered to all Directors, or all Directors of such committee, as applicable, and to each Board Observer, no later than one (1) Business Day in advance of such meeting.

(b)	The Company shall:

(i)	in accordance with Section 3.1(b) (Covenants), maintain directors and officers insurance on behalf of each Director in an amount reasonably satisfactory to the Board of Directors; and

(ii)	indemnify each of the Directors and each Board Observer to the maximum extent permitted under Applicable Law for any costs, expenses or liabilities incurred by each such Person in the course of, or in any way related to, his or her activities or his or her position as a Director or a Board Observer, except for any actions or conducts involving negligence, willful misconduct or breach of fiduciary duties; and

(iii)	reimburse the reasonable documented costs and expenses incurred by such Directors or Board Observer in attending an in-person board or committee meeting or any other in-person meeting which such Person is requested to attend in his or her capacity as a Director of the Company or Board Observer (including the reasonable costs of travel), up to a maximum amount of one thousand five hundred Dollars ($1,500) per meeting.

(c)	The quorum for a duly convened meeting of the Board or a meeting of a committee shall be a simple majority of all Directors then in office or, as applicable, a simple majority of all members appointed on that committee. The attendance of a Board Observer shall not be counted for the purpose of determining a valid quorum at any meeting of the Board or committee thereof.

(d)	In the absence of a valid quorum at a meeting of the Board or a committee of the Board, such meeting shall be adjourned to the same time and place not earlier than ten (10) Business Days but no later than twenty (20) Business Days thereafter as the legal representative of the Company (or, if applicable, the chairman of the applicable committee) may determine. The quorum requirements as set out in Section 2.2(c) above shall also be applicable at such adjourned meeting.

Shareholders Agreement

(e)	Any Director shall be entitled to participate in a meeting of the Board or a committee of the Board of which he or she is a member, by telephone or video conference or similar electronic means and the Company shall ensure that such Director’s observations are duly recorded in the minutes of such meeting.

(f)	Resolutions passed in a meeting of the Board or a committee of the Board where a valid quorum is present shall be approved by a simple majority of the participating Board members at each such meeting. No resolution shall be deemed to have been duly passed by the Board or a committee of the Board by circulation or written consent unless the resolution has been circulated in draft form, together with all information required to make a fully-informed, good faith decision with respect to such resolution and appropriate documents required to evidence passage of such resolution, if any, to all Directors or, as applicable, to all Directors on the relevant committee at their usual address, and has been unanimously approved by such of them as are entitled to vote on such resolution.

(g)	A chairman shall be appointed by the Board at each meeting of the Board and shall hold such office only for such meeting and, at each successive meeting, the Board shall again appoint a chairman to hold office for the respective meeting. Each committee of the Board shall appoint a chairman of such committee. Neither the chairman of the Board, nor the chairman of any Board committee, shall have a casting vote. The chairman at each meeting of the Board can be a Board member or any guest, Key Employee or legal counsel that has been invited to participate in the meeting to act as chairman of the meeting.

(h)	The Company shall have in place a conflict of interest policy that will require a Director to immediately disclose to the Board any interest or conflict that he or she may have on a matter on which the approval by the Board or, as applicable, a committee of the Board is being sought.

(i)	Meetings of the Board of Directors may be held at any place, and shall validly deliberate and adopt decisions, without a previous summon, when all of the Directors (or their alternates, to the extent applicable) then in office attend a meeting in accordance with the Articles.

Section 2.3. Shareholder’s Meetings. (a) All Shareholder’s Meetings shall be convened by the Directors. One or more of the Major Investors in the case of sub-paragraph (iii) below can requisition the Directors to hold an extraordinary general meeting. Notice of a meeting shall be made through a written notice to all Shareholders entitled to vote and shall be convened as follows:

(i)	A general meeting of the Company’s shareholders shall be convened as an annual general meeting once during each Financial Year of the Company, no later than ninety (90) days following the first day of such Financial Year, which meeting shall, inter alia, approve the management accounts of the Company and decide on any Distributions to be made to Shareholders or any other use of the profits of the Company for the preceding Financial Year upon prior approval by the Directors at a meeting of the Directors;

(ii)	extraordinary general meeting of the Shareholder’s may be convened at any time if the interests of the Company so require, and the Directors are requisitioned by such Shareholder(s) to convene such meeting; and

(iii)	each of the Major Investors may request that an extraordinary general meeting of the Shareholder’s be held to discuss the matters set forth in Section 2.4 (Supermajority Voting Requirements).

Shareholders Agreement

(b)	Written notice of each Shareholder’s Meeting shall be given to all Shareholders entitled to vote. Unless otherwise agreed by all Shareholders, such written notice shall:

(i)	be sent to the address notified from time to time by each Shareholder at least (A) twenty (20) Business Days in advance of the general meeting and (B) five (7) Days in advance of each extraordinary general meeting;

(ii)	attach an agenda setting out in detail the items of business proposed to be transacted at such each Shareholder’s Meeting together with necessary information and supporting documents; provided, that in the case of any extraordinary meeting, if such information and supporting documents are not available at the time such notice and agenda are delivered, they may be provided subsequently but no later than three (3) Business Days before such extraordinary general meeting; and

(iii)	specify the date, time and venue of such each Shareholder’s Meeting, which venue shall be the main office of the Company unless a different venue is agreed with the consent of all Directors.

(c)	No business shall be transacted at any Shareholder’s Meeting other than that specified in the notice provided for in Section 2.3(b) above without the prior consent of all Shareholders entitled to vote present at each respective meeting.

(d)	The Board shall provide the Company’s audited Financial Statements to all Shareholders at least fifteen (15) Business Days before the Shareholders Meeting which is held to approve and adopt such audited Financial Statements.

(e)	The quorum for a duly convened Shareholders Meeting shall be Shareholders, present in person, by proxy or by telephone or video conference or similar electronic means, holding Shares of the Company representing more than fifty percent (50%) of the voting Shares of the Company then outstanding. Subject to the provisions of this Agreement, including, for the avoidance of doubt, the provisions set forth in Sections 2.4 (Supermajority Voting Requirements), resolutions may be passed at a Shareholders Meeting by a vote of majority of the voting Shares of the Company held by Shareholders present at such Shareholders Meeting, except if any of the resolutions put forth before the Shareholders to be voted at the Shareholder’s Meeting, require the approval by way of a Special Resolution, as applicable under Cayman Islands law.

(f)	In the absence of a valid quorum at a Shareholders Meeting, such Shareholders Meeting shall be adjourned to the same time and place not earlier than ten (10) Business Days but no later than twenty (20) Business Days thereafter as the chairman (if appointed) or an officer of the Company may determine. The quorum requirements set out in Section 2.3(e) above shall also be applicable at such adjourned meeting; provided, that if two (2) consecutive meetings of which notice has been duly given in accordance with Section 2.3(b) above or this Section 2.3(f) are inquorate, the quorum for the next meeting shall be reduced to Shareholders holding at least forty percent (40%) of the voting Shares of the Company then outstanding. For the avoidance of doubt, this Section 2.3(f) is not intended to, and shall not be interpreted to, limit or modify the approval requirements under Section 2.4 (Supermajority Voting Requirements) in any respect.

(g)	No resolution shall be deemed to have been duly passed by the Shareholders by circulation or written consent unless the resolution has been circulated in draft form, together with all information required to make a fully-informed, good faith decision with respect to such resolution and appropriate documents required to evidence passage of such resolution, if any, to all Shareholders at their usual address, and has been unanimously approved in writing by those Shareholders which are entitled to vote on such resolution.

(h)	The provisions of this Section 2.3 shall apply, mutatis mutandis, to meetings of any class of Shareholders.

(i)	With respect to each Shareholders Meeting, the vote represented by each Preferred Share shall be determined on an as-converted to Ordinary Shares basis.

Shareholders Agreement

Section 2.4. Supermajority Voting Requirements. (a) No decision or action relating to the following matters shall be taken by the Company, or by the Shareholders in respect of the Company, and in the case of the sub-sections below referring to the Material Subsidiaries, the Company shall ensure that each of its Material Subsidiaries shall not take any such decision or action, without the prior approval of Shareholders holding Shares of the Company representing at least seventy percent (70%) of the voting Shares of the Company (with all Shareholders voting as a single class, on an as-converted to Ordinary Shares basis):

(i)	any amendments to, repeal of, or variation of its Organizational Documents or any other action, in each case, that has or could reasonably be expected to result in a conflict with or variation of the rights, privileges or preferences of any Series D Preferred Shares;

(iii)	issuance or creation of any Equity Securities, or reclassify any outstanding Equity Securities into other Equity Securities, ranking equal or senior to the Series D Preferred Shares;

(iii)	any material change in the nature or scope of the business of the Company or of any of its Material Subsidiaries including any cessation of all or a part of such business;

(iv)	(A) any Deemed Liquidation Event or (B) any sale, lease, transfer, disposal or acquisition by the Company or any Material Subsidiary, whether in one or a series of transactions, which consists of the shares of any Material Subsidiary resulting in the Company owning less than fifty-point one percent (50.10%) of the shares of such Material Subsidiary;

(v)	other than a Deemed Liquidation Event or a Permitted Reorganization Event, any merger, consolidation, spin-off or reorganization of the Company or any Material Subsidiary;

(vi)	any share redemption or other reduction of capital of the Company, except (A) for IDB Invest Put Option Agreement or (B) to the extent required under Section 3.4 (e) (Energy Transition Strategic Plan and Climate Incentive Mechanism);

(vii)	the decision to enter into a liquidation procedure, wind up, dissolve or commence insolvency proceedings, or the authorization of any Liquidation Event, in either case relating to the Company or any Material Subsidiary;

(viii)	the acquisition by the Company or any Material Subsidiary of any business or Share Capital of any entity or the entry into any equity partnership or joint venture arrangement involving an equity participation (or merger transaction, in the case of any Material Subsidiary), other than to the extent expressly provided for in the then current Business Plan;

Shareholders Agreement

(ix)	the declaration or making of any Distribution in relation to any Equity Securities of the Company (or Equity Securities of any Material Subsidiary) other than in accordance with the Distribution Policy;

(x)	increase or decrease the authorized number of directors constituting the Board of Directors, or change the number of votes entitled to be cast by any director or directors on any matter;

(xi)	permit the creation of any Lien over the assets of the Company or any of the Material Subsidiaries, other than Liens arising in the ordinary course of business;

(xiii)	The decision to authorize an issuance of shares not subject to the preemptive right;

(xiv)	Decision to appoint or replace the External Auditor; and

(xiii)	agree, commit or resolve to do or otherwise effect any of the foregoing.

For the avoidance of doubt (i) no decision or action relating to any amendment or waiver of the IDB Invest Policy Agreement shall be taken by the Company, or by the Shareholders in respect of the Company, and the Company shall ensure that each of its Material Subsidiaries shall not take any such decision or action, without the prior consent of IDB Invest and (ii) the approval requirements of Section 2.4(a) shall not apply to (y) any conversion or issuance of Series A, Series B, Series C or Series D Preferred Share or any other Equity Securities or any notes or other debt instruments, or (z) the issuance or exercise of the Warrants(including the exercise thereof by the investors and related issuance of Series D-2 Preferred Shares pursuant thereto), or any successor security issued in replacement thereof in connection with the Corporate Reorganization.

This Section 2.4 shall terminate upon the consummation of an Acceptable Listing.

Section 2.5. Board Voting Requirements. The Company shall not and in the case of the sub-sections below referring to Material Subsidiaries, shall ensure that each of its Material Subsidiaries shall not, take decisions or actions relating to the following matters without the prior approval of majority of the Directors present at any meeting:

(a)	adopt, materially amend, terminate, or repeal the Stock Option Plan, or adopt, materially amend, terminate or repeal any other share option, incentive or equity- linked compensation plan applicable to the Company or any Material Subsidiary, provided the issuance of Equity Securities if any, shall be a matter to be defined by the Shareholders Meeting;

(b)	the incurrence of any (i) capital expenditure or (ii) other expenditure outside of the ordinary course of the business of the Company or any Material Subsidiary, in each case in excess of US200,000 (or the equivalent in any other currency) in the aggregate in any Financial Year, except for any such expenditure which is provided for in the Business Plan;

Shareholders Agreement

(c)	the delegation by the Directors of the Company or any Material Subsidiary thereof of any of their powers to a committee (other than any such delegation to committees created under Section 2.1(e) (The Board; Board Committees) in accordance with the terms set forth therein);

(d)	the incurrence of any Debt, or the entry into any agreement for the incurrence of any Debt, by the Company or any Material Subsidiary, other than in the ordinary course of business or as approved by the general guidelines determined by the Shareholder’s Assembly;

(e)	the creation or acquisition of any new direct or indirect Subsidiary of the Company or the acquisition by the Company or any existing Subsidiary thereof of an interest in any Share Capital of another entity in excess of fifty percent (50%) of the total Share Capital of such entity;

(f)	any Affiliate Transaction other than those referred to in Section 2.5(i) below and non-material agreements that are negotiated on an arm’s-length basis in the ordinary course of business or are contemplated by the Business Plan;

(g)	the approval of, or material amendment or material deviation to, the Business Plan (including the capital and operating budgets) of the Company or any Material Subsidiary;

(h)	without limiting the foregoing subsections of this Section 2.5, the entry by the Company or any Material Subsidiary into any agreement, contract or other arrangement involving an amount of US 200,000 if applicable to the Company (or the equivalent in any other currency as applicable to any Subsidiary), except to the extent provided for in the Business Plan or as priorly approved by the Shareholders meeting;

(i)	The hiring or termination of any of the Executive Officers of the Company or any Material Subsidiary, or any changes to the compensation paid to any such Executive Officer;

(k)	the calculation and implementation of any Conversion Price adjustment pursuant to Section 4 of Annex 3 (Terms of the Shares) and;

This Section 2.5 shall terminate upon the consummation of an Acceptable Listing.

Section 2.5. Auditors The Company and the Shareholders shall cause Merqueo S.A.S to have an auditor (revisor fiscal). The Auditor shall be appointed or replaced by qualified majority of the Shareholder’s meeting as set forth in Section 2.4 before, for a three (3) year term of office and may be reappointed for another term of office or removed at any time. The Auditor shall receive remuneration for its services as determined by Merqueo Cayman as sole shareholder.

Section 2.6. Amendment to Organizational Documents. As soon as practicable, the Organizational Documents of the Company shall be amended to be in accordance with the provisions of this Agreement, including the provisions set out in this Article 2, and the provisions of the IDB Invest Policy Agreement.

Section 2.7. Management and Corporate Governance of the Material Subsidiaries. Each of the parties to this Agreement acknowledges and agrees that the management and corporate governance of each of the Material Subsidiaries shall be conducted in accordance with the terms and conditions of this Article 2 applicable to the Company, mutatis mutandis. Consequently, unless otherwise approved by the IDB Invest, the board of directors or other governing body of each Material Subsidiary shall have the same composition as the Board of the Company. Notwithstanding the foregoing, as of the date of this Agreement, it is acknowledged and agreed by the Company and the Shareholders that none of the Material Subsidiaries shall have a board of directors unless IDB Invest notify the Company and require such a board of directors to be formed. Upon receipt of any such notice, the Company and the Shareholders will take any and all actions necessary, proper or advisable to amend the Organizational Documents of the Material Subsidiaries to conform with the terms under this Section 2.7

Shareholders Agreement

Section 2.8. Beneficial Ownership Information. Each Shareholder shall provide to the Company, upon the Company s request, updated information regarding the direct and indirect beneficial ownership of such Shareholder, and such Shareholder shall support the Company s efforts to obtain such information from the beneficial owners of such Shareholder.

Section 2.9. Conversion of Preferred Shares; Vote to Amend Organizational Documents. Each Shareholder agrees to vote or cause to be voted all Shares of the Company owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to (a) increase the number of authorized shares from time to time to ensure that there will be sufficient shares available for conversion of all of the Preferred Shares outstanding at any given time to Ordinary Shares; and (b) each Shareholder and the Company shall, in accordance with Section 6.10 (Further Actions), ensure, to the fullest extent of all rights and powers available to it, that the transactions, amendments and other actions contemplated by this Section 2.10 shall be effected.

ARTICLE 3

COVENANTS; TERMS OF THE SHARES; CLIMATE INCENTIVE

Section 3.1. Covenants. Each Shareholder agrees to take all required actions to cause the Company to, and the Company shall:

(a)	undertake its business, operations and investments, and cause each of its Subsidiaries to undertake their business, activities and investments, in compliance with Applicable Law;

(b)	at all times, maintain a directors and officers liability insurance policy (covering all Directors and each Board Observer) providing adequate and customary coverage with a financially sound and reputable insurer or insurers and shall provide upon request to each Major Investor, at least five (5) days’ prior to the expiry of such insurance policy, a certificate from an Authorized Representative confirming that, as of the date of such certificate, such insurance policy has been renewed and provide copies of such policy;

(c)	cause Merqueo Cayman to cause that the proceeds received by Merqueo S.A.S from: (i) prior transaction documents (except to the extent provided under clause (iii) below) are used for the purpose of financing the Material Subsidiaries working capital requirements, including payroll payments and payments due to suppliers, as well as their organic growth strategy through investments in marketing, human resources, information technology, and digital development, among others, in Mexico and Colombia; (ii) without limiting the foregoing, IDB Invest investment in Merqueo S.A.S. under prior transaction documents are applied exclusively to goods and services originating in IDB Invest member countries; and (iii) the investments from MGM Sustainable Energy Fund II L.P., MGM Sustainable Energy Ontario Parallel Fund II L.P., and MGM Sustainable Energy Fund II (Luxembourg) SCSp (collectively, the MGM Investors) under prior transaction documents in an amount equivalent to eight million two hundred thousand Dollars ($8,200,000), are used for the renting, leasing or direct acquisition of equipment and the implementation of measures to be considered as energy efficiency, on or before March 30, 2024 (to be executed in Colombia, Mexico and/or Brazil, or in any other jurisdiction in which the Company performs activities subject to prior authorization from the MGM Investors);

Shareholders Agreement

(d)	not make any Equity Securities available for grant to employees and consultants of the Company or any of its Material Subsidiaries, except that the Company may maintain the Stock Option Plans, which Stock Option Plans include, inter alia, the following:

(i)	after giving effect to any subscription, such plan shall be increased in order to provide for a number of options in respect of non-voting Shares representing at least fifteen percent (15%) of the Company s total Share Capital outstanding from time to time (except the foregoing amount shall be increased by the amount of any Climate Incentive Reserved Shares); such options are intended to be used to attract and incentivize quality talent and build long-term commitment to the success of the Company; for the avoidance of doubt, it is the intent of the Company and the Shareholders that, unless approved by qualified majority of the Shareholders Meeting the amount of equity under the Employee Stock Option Plan be increased in the future as necessary to maintain the above- referenced fifteen (15%) in the event of future financing rounds raised by the Company prior to an Acceptable Listing.

(ii)	for the avoidance of doubt, this Section 3.1(d) is not intended to restrict or prohibit the Company’s issuance, prior to the Effective Date, of options acquired by employees in respect of Ordinary Shares offered to the employees on arm s length basis and subject to the fair market valuation of the Company;

(iii)	not make any Distribution, except to the extent approved at the ordinary annual meeting of the Shareholders after making adequate provisions for current expenses, working capital, capital expenditures and accrued liabilities (the foregoing, the Distribution Policy) and (ii) ensure that all Distributions made by the Company are made to each Major Investor foreign entity, in Dollars to the bank account identified in a notice delivered by such Major Investor to the Company.

(e)	for so long as IDB Invest holds any Shares or other Equity Securities of the Company or in any Subsidiary, comply and ensure that the Company and each Material Subsidiary complies with the terms and conditions of the IDB Invest Policy Agreement;

(f)	maintain and adhere to policies, procedures, systems and controls to ensure that no payments or gifts are made which are in violation of the Anti-Corruption Laws;

(g)	maintain and comply with anti-money laundering and combating of financing of terrorism policies, procedures, systems and controls in addition to complying with applicable laws and regulations in which the Company operates;

(h)	maintain policies, procedures, systems and controls to ensure adherence to the sanction regimes of maintained by the Office of Foreign Assets Control (OFAC) of the United States of America Department of Treasury, the United Kingdom of Great Britain and Northern Ireland, the United Nations, the Financial Action Task Force and the European Union and the relevant regimes of the countries in which the Company and its Subsidiaries operate;

Shareholders Agreement

(i)	adopt and maintain a whistleblowing program which is managed by an independent service provider under which employees, suppliers and other stakeholders of the Company can anonymously report, in relation to the Company, inter alia, any fraud, financial irregularities, corruption, bribery, dishonesty, criminal activities, failure to comply with legal or regulatory obligations, any miscarriage of justice, endangering of an individual’s health or safety and damage to the environment;

(j)	after any change in Auditors, authorize or cause any of its Material subsidiaries to authorize the Auditors (whose fees and expenses shall be for the Company’s account) to communicate directly with IDB Invest at any time regarding the accounts and Operations of the Company and the Material Subsidiaries by executing and delivering to the Auditors an authorization entered into by the Company, substantially in the form of Schedule 3 , and use commercially reasonable efforts to obtain the Auditors’ countersignature in acknowledgment and consent thereto (to the extent such Auditor is willing to countersign the same);

(k)	not make any political donations or political grants to any individuals or political parties;

(l)	establish an internal audit function which may be in-house, co-sourced or outsourced and wwhich shall report directly to the Audit Committee of the Board;

(m)	(i) not commit, engage in, or be involved with (or authorize or permit any Affiliate or any other Person acting on its behalf to commit, engage in, or be involved with) any CLAP/IDCV Prohibited Practice or any IDB Invest Prohibited Practice, with respect to the Company or any Material Subsidiary or their respective Operations; (ii) should the Company become aware of any violation of this Section 3.1(m), it shall promptly notify each of CLAP and IDCV and IDB Invest; and (iii) if CLAP or IDCV or IDB Invest notifies the Company of a concern that there has been a violation of Section 3.1(m)(i), the Company shall cooperate in good faith with CLAP and/or IDCV and/or IDB Invest, as the case may be, and their representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from either CLAP or IDCV or IDB Invest, and upon request from either of them, shall furnish documentary support for such response; and

(n)	cause Merqueo S.A.S to establish and maintain a legal reserve in order to provide funding for the obligations of the Company under the IDB Invest Put Option Agreement (the Repurchase Special Reserve); and (ii) ensure, on an annual basis, that the Repurchase Special Reserve is funded with at least five percent (5%) of the amount that the Company would be legally permitted to use to make a Distribution to the Shareholders (and, in connection therewith, the Company agrees to implement and vote in favor of the establishment and annual funding of the Repurchase Special Reserve, as a guarantee to the payment obligations of the Company under this Section 3.1 (n)).

Section 3.2. Reporting Covenants. The Company shall furnish, or cause Merqueo S.A.S to furnish to each Major Investor, and if requested by any other Shareholder, to such other Shareholder the following information:

(i)	as soon as available but in any event within ninety days (90) days after the end of each Financial Year, audited Financial Statements for such Financial Year setting forth in comparative form the corresponding figures for the previous Financial Year and all associated notes to such statements, for the Company in Dollars on a Consolidated Basis and for the Company and for each of its Material Subsidiaries in the applicable currency on an unconsolidated basis, audited in accordance with the Accounting Principles;

Shareholders Agreement

(ii)	as soon as available but in any event within forty-five (45) days after the end of each of the four (4) Financial Quarters, unaudited Financial Statements for such Financial Quarter, setting forth in comparative form the corresponding figures for the corresponding Financial Quarters of the previous Financial Year, and all associated notes to such statement, for the Company in Dollars on a Consolidated Basis and for the Company and for each of its Material Subsidiaries in the applicable currency on an unconsolidated basis, prepared in accordance with the Accounting Principles;

(iii)	concurrently with the delivery of Financial Statements provided pursuant to any of sub-paragraphs (i) or (ii) above, an annual or quarterly review, as applicable, of operations and financial results, which shall include, inter alia, the management’s discussion and analysis of the results of the period covered by such Financial Statements;

(iv)	as soon as possible after the end of each of the four (4) Financial Quarters, an updated detailed capitalization table of the Company and each Subsidiary;

(v)	as soon as available, but in any event within twenty (20) days after the end of each month, the management accounts for such month for the Company and each Material Subsidiary;

(vi)	no later than forty-five (45) days before commencement of each Financial Year, the proposed updated annual Business Plan (including the capital and operating budget that must include a forecast of the revenues, expenses, and cash position on a month- to-month basis) for the Company and the Material Subsidiaries for such Financial Year;

(vii)	copies of all information and reports relating to any material matter relating to the business of the Company and each Material Subsidiary, including (A) any information provided by the Company or any of its Material Subsidiaries to any debt financiers thereof and (B) details of any Action commenced against the Company or any Material Subsidiary or any Related Party that has had or could reasonably be expected to have a Material Adverse Effect;

(viii)	promptly upon the Company’s or Merqueo S.A.S receipt thereof, a copy of any management letter or other material communication sent by the Auditor (or any other accountants retained by the Company or any Subsidiary) in relation to the Company’s or any Material Subsidiary financial, accounting, management information or other systems and financial control procedures;

(ix)	such information relating to the insurance policies maintained by the Company and its Material Subsidiaries as any Major Investor may request from time to time;

(x)	such other information as any Major Investor (or other Shareholder) may reasonably request with respect to the Company or any Material Subsidiary or the Property or Operations of the Company or any Material Subsidiary;

(xi)	so long as IDB Invest or MGM Investor holds any Shares or other Equity Securities of the Company, (A) development indicators report at a time to be mutually agreed with the Company, in form and substance reasonably satisfactory to IDB Invest and MGM respectively (B) the environmental and social information required under Section 3.3 of the IDB Invest Policy Agreement in accordance with the requirements thereof; and (C) the environmental and social information required by MGM Investor; and

Shareholders Agreement

(xii)	at least annually, and upon request from any Major Investor or any other Shareholder, updated information regarding the direct and indirect ownership of the Company (as provided to the Company, pursuant to requests made by it to the Shareholders under Section 2.9 (Beneficial Ownership Information)).

(b)	All parties acknowledge and agree that any Director may provide to the relevant Shareholder(s) which nominated such Director any information that such Director receives in his or her capacity as a Director, including any information related to the Company and information related to the discharge of his or her duties as a Director; provided, that such Director shall not be required to provide to the relevant Shareholder(s) which nominated him or her any information which if disclosed, would be a violation of the Director’s fiduciary duties to the Company

(c)	This Section 3.2 shall terminate upon the consummation of an Acceptable Listing. Following an Acceptable Listing, the Company shall provide all Shareholders access to all information publicly disclosed and/or filed, in compliance with the rules and regulations of any securities exchange or automated quotation system on which any of its securities are listed and other Applicable Law.

Section 3.3. Terms of the Shares.

(a)	Subject to Section 2.11, the Company and each of the Shareholders acknowledge and agree that the terms of the Shares shall be as set forth in Annex 3 (Terms of the Shares) and the Articles; provided, that in the event of any conflict between the terms of this Agreement (including Annex 3) and the Organizational Documents of the Company, (i) the terms of this Agreement (including Annex 3) shall prevail and (ii) the Shareholders agree that they shall take all actions necessary to cause the change, amendment or modification of the Organizational Documents of the Company to eliminate any such inconsistency to the extent permitted by Applicable Law.

(b)	As between the Company and each Shareholder, it is additionally acknowledged and agreed that, subject to Section 2.11, the terms set forth in Annex 3 shall supersede any terms and conditions of prior transaction documents entered into between the Shareholders and Merqueo S.A.S and any other separate subscription or share purchase agreement entered into between the Merqueo Holdings and any such Shareholder, to the extent any such agreement has any terms or conditions governing or relating to dividend rights, liquidation or other preferences, conversion rights, anti-dilution protections and/or voting rights.

Section 3.4. Energy Transition Strategic Plan and Climate Incentive Mechanism.

(a)	IDB Invest and the Company agree that it is their shared expectation that an Energy Transition Strategic Plan (the Climate Action Plan) will be developed by Merqueo S.A.S, working with external consultants and with the active involvement of the Sustainability Committee of the Board, by June 18th 2023. Such Climate Action Plan shall be subject to the approval of IDB Invest. Once so approved by IDB Invest, the Climate Action Plan shall be submitted to the Board for approval. No later than thirty (30) Business Days following such submission, the Board shall determine whether or not to approve the same by way of a resolution (the Climate Action Plan Resolution). Additionally, the Climate Action Plan Resolution shall include the acknowledgement by the Company of its receipt of a notice from IDB Invest, acting on behalf of the IDB/CTF, defining the conditions under which a certain number of the Shares of the Company held by IDB/CTF would be made available pursuant to a Free Buy-Back to incentivize the execution of the Climate Action Plan (the Climate Incentive Compensation Notice).

Shareholders Agreement

(b)	The purpose of the Climate Action Plan is to define a strategy that positions Merqueo S.A.S for the transition to a low-carbon economy and includes commitments to adopt greenhouse gas (GHG) emissions-reduction targets, including Merqueo S.A.S upstream and downstream value chain, to accelerate the adoption of climate action (the Climate Action Plan Objectives). To define the Climate Action Plan, the Company, with the support of IDB Invest, MGM Investor and the Sustainability Committee of the Board and other relevant Shareholders will:

(i)	Conduct an analysis and diagnosis of the main areas that will drive a low-carbon strategy along Merqueo s S.A.S value chain, based on the current carbon footprint and the future potential for emission reduction according to the growth plan of Merqueo S.AS, mainly focused on (A) renewable energy, (B) energy efficiency, and (C) electrification of last-mile delivery

(ii)	Define priorities and a realistic time horizon for the implementation of relevant recommendations and/or adoption of policies, in alignment with Merqueo S.A.S growth projections and business model; and

(iii)	Design a Climate Action Plan that includes concrete actions and specific and measurable results.

(c)	The purpose of the Climate Incentive Compensation Notice is to inform the Compensation Committee and set the conditions under which the accomplishment of any or all the Climate Action Plan Objectives in a predetermined period of time (the Climate Incentive Milestones) will trigger an event of transfer to the Company of a certain number of the Shares of the Company held by IDB/CTF pursuant to a Free Buy-Back, as specified by IDB Invest (the Climate Incentives), designated to increase the number of Shares available for grant under the Employee Stock Option Plan. The Climate Incentive Compensation Notice may also designate the employees, Directors and consultants of the Company and other Persons deemed eligible by IDB Invest for the award of the Climate Incentives or otherwise delegate this function to the Compensation Committee. The accomplishment of each Climate Incentive Milestone that triggers the Climate Incentives shall be verified and approved by IDB Invest in a manner described in the Climate Incentive Compensation Notice.

(d)	The Company and IDB Invest acknowledge that, upon approval of the Climate Action Plan Resolution, following the instructions contained in the Climate Incentive Compensation Notice and after the Company s achievement of certain Climate Incentive Milestones verified and approved by IDB Invest from time to time, IDB Invest acting on behalf of IDB/CTF will transfer to the Company as part of a Free Buy-Back up to ten percent (10%) of the Shares of the Company held by IDB/CTF, and these Shares shall be included in the Shares available for award under the Employee Stock Option Plan in the following manner:

(i)	Upon the Company’s achievement of a Climate Incentive Milestone, as verified and approved by IDB Invest, IDB/CTF will convert a certain number of Series C-1 Preferred Shares into Ordinary Shares at the applicable Conversion Price and proceed to the cancellation of such Series C-1 Preferred Shares and the issuance of the corresponding share certificate (s) for such shares and record in the Company’s share registry such cancellation and issuance;

Shareholders Agreement

(ii)	Once converted, such resulting Ordinary Shares will be redeemed by the Company (any Ordinary Shares so redeemed, the Climate Incentive Shares); and

(iii)	The Company, upon receipt of the Climate Incentive Shares, shall reserve and keep such Climate Incentive Shares available for award under the Employee Stock Option Plan. All rights of the Climate Incentive Shares will be suspended for as long they are owned by the Company (with such rights restored, as and when they are awarded under the Employee Stock Option Plan).

(e)	If the Company fails to develop a Climate Action Plan approved by the Board within the time period set forth in subsection (a) above, then IDB Invest, acting on behalf of IDB/CTF, shall have the right to deliver a notice to the Company under the IDB Invest Put Option Agreement obligating the Company to repurchase all of the Shares held by IDB/CTF for an aggregate purchase price equal to US$3,000,000.

ARTICLE 4

RESTRICTIONS ON ISSUANCE AND TRANSFER OF SHARES

Section 4.1. Restrictions on Transfers.

(a)	The Company shall: (i) record the registered members of the Company; and (ii) not recognize any purported Transfer of the Equity Securities of the Company in violation of this Agreement or record or register any such Transfer of such Equity Securities. Any Transfer made in breach of this Agreement or the Articles shall be null and void ab initio.

(b)	Each Shareholder shall not Transfer any Equity Securities in the Company held directly or indirectly by it if (i) such Transfer would constitute an Unauthorized Share Transaction or (ii) if the relevant transferee is a Non-Permitted Transferee; provided, that in the case of a Transfer pursuant to Section 4.4 (Drag- Along Rights), clause (b) of the definition of Non-Permitted Transferee set forth herein, relating to a Competing Business, shall not apply.

(c)	If a Shareholder wishes to Transfer any Shares or other Equity Securities in the Company to a Person that is not already a Shareholder and such Transfer is otherwise permitted hereunder, such Shareholder shall require as a condition of the Transfer that such transferee executes the documentation required by, and otherwise complies with, the provisions of Section 4.8 (New Shareholders).

(d)	For the avoidance of doubt, the restrictions on Transfer set forth in this Article 4 shall not apply to any Transfer of Shares by IDB Invest or IDB/CTF pursuant to the terms of the IDB Invest Put Option Agreement and/or Section 3.4 (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Section 4.2. Pre-emptive Rights. Subject to subsection (g) below, each Shareholder shall have the right to purchase its Pro-rata Share of Equity Securities issued in a Relevant Issuance in accordance with this Section 4.2.

(a)	The Company shall not issue Equity Securities other than in an Excluded Issuance, unless it has given each Shareholder notice (a Notice of Pre-emptive Rights) describing the terms of the issuance and offering each Shareholder an opportunity to purchase its Pro-rata Share of such issuance (the Relevant Issuance). The Notice of Pre-emptive Rights shall state (i) the relevant class or type of Equity Securities, (ii) the price, (iii) the material terms of the issuance, (iv) the expected date or timeline of the Relevant Issuance (the Relevant Issuance Date) and (v) each Sharehold s Pro-rata Share of the Relevant Issuance.

Shareholders Agreement

(b)	Each Shareholder shall have fifteen (15) days after the date when the Notice of Pre-emptive Rights is delivered (the Notification Date) to give the Company notice setting forth the portion of such Shareholde s Pro-rata Share of the Relevant Issuance (as specified in the Notice of Pre-emptive Rights) that the Shareholder elects to subscribe for (the Notice of Acceptance).

(c)	If any Shareholder does not elect to purchase its full Pro-rata Share of a Relevant Issuance (any Equity Securities which a shareholder does not so elect to purchase, an Unallocated Share), then the Company shall promptly give notice to each of the Shareholders which has delivered a Notice of Acceptance, specifying the aggregate Unallocated Shares of all Shareholders. Each such Shareholder which has delivered a Notice of Acceptance shall thereupon have five (5) days from the date on which such notice from the Company is delivered to elect to purchase all or any portion of such aggregate Unallocated Shares by giving notice to the Company (a Shareholder Excess Election) to such effect. To the extent that more than one Shareholder makes a Shareholder Excess Election which, in the aggregate, exceed the number of Unallocated Shares available, each such electing Shareholder shall be entitled to purchase its pro rata portion of the Unallocated Shares based on the proportion that its shareholding in the Company bears to the aggregate shareholding in the Company of all the Shareholders which have made Shareholder Excess Elections.

(d)	If any portion of the aggregate Unallocated Shares are not subscribed for in accordance with Section 4.2(d) above, the Company may sell any remaining Equity Securities in the Relevant Issuance to any other Person or Persons other than any Non-Permitted Transferee, but only at a price and upon terms and conditions in all respects that are no more favorable to such other Person or Persons than those set forth in the Notice of Pre-emptive Rights; provided, that if the Company does not consummate the issuance of all or part of the remaining Equity Securities subject to the Notice of Pre-emptive Rights to such other Person or Persons within ninety (90) days after the date on which the last Shareholder Excess Election is made (or, if no such Shareholder Excess Election is made, the date of the last Notice of Acceptance), the rights provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Shareholders in accordance with this Section 4.2.

(e)	On the Relevant Issuance Date:

(i)	Each Shareholder shall subscribe and pay in full for the number of Equity Securities specified in its Notice of Acceptance and, if applicable, its Shareholder Excess Election (or such lesser amount as determined in accordance with the last sentence of Section 4.1(d)); and

(ii)	the Company shall register in its share registry and, if applicable, issue new certificates in relation thereto, the Equity Securities for which such Shareholder has subscribed.

(g)	The provisions of this Section 4.2 shall not apply to any issuance of Equity Securities if the Shareholders Meeting agrees that a respective issuance shall not be subject to the Pre-emptive right subject to the qualified majority set forth in this Agreement.

Section 4.3. Tag-Along Rights. If any Shareholder (each, a Selling Shareholder), or any group of Selling Shareholders together (whether in one transaction or a series of related transactions), proposes to Transfer any Equity Securities in the Company which it owns, directly or indirectly, to any other Person including to any other Shareholder (a Buyer), subject to the restrictions in Section 4.1(Restrictions on Transfer), including that such Buyer not be a Non-Permitted Transferee, in an amount which would result in the Transfer of more than fifty percent (50%) of the Company’s Share Capital on a Fully-Diluted Basis, then such Selling Shareholder(s) shall offer each of the other Shareholders holding Ordinary Shares, the right to participate in such Transfer (the Tag-Along Right) in accordance with this Section 4.4; provided, that such Transfer shall always be subject to compliance with the requirements of Section 4.1 (Restrictions on Transfers).

Shareholders Agreement

(a)	The Selling Shareholder(s) shall promptly, but in any case not later than fifteen (15) Business Days prior to the proposed date of closing of any Transfer described in Section 4.4(a) above, give notice (the Transfer Notice) to each other Shareholder specifying the terms of the Transfer and notifying each other Shareholder of its Tag-Along Right. The Transfer Notice shall describe in reasonable detail the relevant Transfer, including:

(i)	the number and type of Equity Securities of the Company proposed to be purchased by the Buyer;

(ii)	the identity of the Buyer;

(iii)	the price or other consideration proposed to be paid by the Buyer;

(iv)	the expected date or timeline of such Transfer; and

(v)	any other material terms and conditions of the Transfer;

and shall be accompanied, if available, by draft sale documentation or other information reasonably requested by any Shareholder.

(b)	Each Shareholder (in this context, a Participating Shareholder) may exercise its Tag-Along Right by giving notice thereof (a Tag-Along Notice) to the Selling Shareholders within a period of ten (10) days after its receipt of the Transfer Notice (the Tag-Along Period) setting forth the number of its Equity Securities to be included in the proposed Transfer (the Tagged Shares).

(c)	The Tag-Along Right may be exercised, in whole or in part, at the option of each of the Shareholders.

(d)	The maximum number of Tagged Shares of each Participating Shareholder shall be equal to the number (rounded, where applicable, to the nearest whole number) which is equal to the product obtained by multiplying (i) the number of Equity Securities to be included in the proposed Transfer to the Buyer by (ii) the Relevant Fraction.

(e)	The number of Equity Securities to be Transferred by the Selling Shareholder(s) to the Buyer in such transaction shall be reduced by the number of Tagged Shares in order to accommodate the Tagged Shares in the transaction; provided, that if the Buyer notifies the Selling Shareholder(s) that it is willing to purchase a larger number of Equity Securities than the number stated in the Tag-Along Notice, (i) the maximum number of Tagged Shares of each Participating Shareholder shall be increased to take into account this increase and (ii) the Selling Shareholder(s) shall provide a copy of such notice to each Participating Shareholder. Each such Participating Shareholder shall have the option, exercisable within ten (10) days of receipt of such notice, to increase the total number of its Tagged Shares accordingly (and the Relevant Fraction of such Participating Shareholder shall be calculated based on the increased total number of Shares which the Buyer has agreed to purchase).

Shareholders Agreement

(f)	If any Tag-Along Notice is delivered to the Selling Shareholder(s) prior to the end of the Tag- Along Period, the Selling Shareholder(s) shall not Transfer any of their Equity Securities in the Company unless, at the same time, the Buyer purchases all of the Tagged Shares on the same terms and conditions (including with respect to price) and at the same time as the Transfer by the Selling Shareholder(s); provided, that no Participating Shareholder shall be required in relation to such sale of Tagged Shares:

(i)	to make any representation or warranty to the Buyer, other than as to good title to the Tagged Shares, absence of Liens with respect to the Tagged Shares, customary representations and warranties concerning such Participating Shareholder’s power and authority to undertake the proposed Transfer, and the validity and enforceability of such Participating Shareholder’s obligations in connection with the proposed Transfer; or

(ii)	to pay any fees or expenses of any Person (other than itself) in connection with the exercise of its rights under this Section 4.4.

(g)	The Transfer of Tagged Shares and the Equity Securities of the Selling Shareholder(s) shall take place on the date or within the timeline set forth in the Transfer Notice or such date which is not later than ninety (90) days after the expiration of the Tag-Along Period; provided, that each Participating Shareholder has received at least fifteen (15) day’s prior notice of such transaction date.

(h)	If no Tag-Along Notice is delivered to the Selling Shareholders to the end of the Tag-Along Period, the Selling Shareholder may complete the Transfer on the terms and conditions set forth in the Tag- Along Notice. If the Transfer is not consummated within ninety (90) days after the expiration of the Tag-Along Period, the rights of the Selling Shareholder to complete the Transfer under this Section 4.4(i) shall expire and the rights of the other Shareholders and the obligations of the Selling Shareholder(s) under this Section 4.4 shall be reinstated.

(i)	In the event that a Participating Shareholder holds Equity Securities of a different class to that which the Selling Shareholder(s) propose to Transfer, the Tag-Along Right shall apply to such Equity Securities and (i) the number of such Equity Securities that can constitute Tagged Shares and (ii) the consideration payable to such Participating for the Tagged Shares shall be calculated as if all Equity Securities of the Company held by the Selling Shareholders and such Participating Shareholder which will be subject to a Transfer (assuming full exercises of Tag-Along Rights) were of the same class; provided, that if such Equity Securities are convertible into Ordinary Shares, then the foregoing shall be calculated as if all such Equity Securities of the Company had been converted into Ordinary Shares of the Company on the date immediately prior to the date of the Tag-Along Notice (to the extent not already in the form of Ordinary Shares of the Company) at the conversion price which would be applicable on such date had such conversion occurred on such date.

(j)	The provisions of this Section 4.3 shall automatically terminate upon the consummation of an Acceptable Listing.

Shareholders Agreement

Section 4.4. Drag-Along Right. (a) If at any time following the Effective Date, any Major Investor (each such Shareholder or group of Shareholders, the Dragging Shareholder or Dragging Shareholders) proposes a Sale of the Company to a single bona fide third party that is not a Related Party of any Dragging Shareholder (a Drag-Along Buyer) (directly or indirectly), whether through a single transaction or a series of related transactions, and such transaction is approved by (i) Shareholders holding at least sixty percent (60%) of the issued and outstanding Shares (measured on an as-converted to Ordinary Shares basis), and (ii) in the event that proposed aggregate consideration payable pursuant to the Sale of the Company contemplated by this Section 4.4 is less than three hundred Million Dollars (US) ($300.000.000), the majority of the Shareholders holding Preferred Shares (measured on an as-converted to Ordinary Shares basis), then, subject to satisfaction of each of the conditions set forth in Section 4.4(b) below, each Shareholder and the Company hereby agree:

(i)	if such transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Organizational Documents required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or the Shareholders to consummate such Sale of the Company;

(ii)	if such transaction is a Share Sale, to sell the same proportion of shares of capital shares of the Company beneficially held by such Shareholder as is being sold by the Dragging Shareholders to the Person to whom the Dragging Shareholders propose to sell their Shares, and, except as permitted in Section 4.4(b) below, on the same terms and conditions as the other shareholders of the Company;

(iii)	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Dragging Shareholders in order to carry out the terms and provision of this Section 4.4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv)	not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v)	to refrain from (i) exercising any dissenters rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Dragging Shareholders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby; and

if the consideration to be paid in exchange for the Shares pursuant to this Section 4.4 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to ccredited investors as defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (the Securities Act), the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

Shareholders Agreement

(b)	Notwithstanding anything to the contrary set forth herein, no Major Investor will be required to comply with Section 4.4(a) above in connection with any proposed Sale of the Company (the Proposed Sale), unless:

(i)	any representations and warranties to be made by such Major Investor in connection with the Proposed Sale are limited in respect to themselves to representations and warranties related to authority, ownership and the ability to convey title to such Shares and other customary representations, including, but not limited to, representations and warranties that (w) the Major Investor holds all right, title and interest in and to the Shares such Major Investor purports to hold, free and clear of all liens and encumbrances, (x) the obligations of the Major Investor in connection with the transaction have been duly authorized, if applicable, (y) the documents to be entered into by the Major Investor have been duly executed by the Major Investor and delivered to the acquirer and are enforceable (subject to customary limitations) against the Major Investor in accordance with their respective terms; and (z) neither the execution and delivery of documents to be entered into by the Major Investor in connection with the transaction, nor the performance of the Major Investor’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Major Investor is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Major Investor;

(ii)	such Major Investor is not required to agree to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Major Investor’s capacity as a shareholder of the Company;

(iii)	The Major Investor is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company or itself (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholder);

(iv)	liability shall be limited to such Major Investor’s applicable share (determined based on the respective proceeds payable to each Major Investor in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Major Investor but that in no event exceeds the amount of consideration otherwise payable to such Major Investor in connection with such Proposed Sale, except with respect to claims related to fraud by such Major Investor, the liability for which need not be limited as to such Major Investor;

Shareholders Agreement

(v)	upon the consummation of the Proposed Sale (i) each holder of each class or series of the Shares of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per Common Share as is received by other holders in respect of their Ordinary Shares, and (iv) the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with this Agreement; provided, however, that, notwithstanding the foregoing provisions of this Section 4.4(e), if the consideration to be paid in exchange for the Shares held by the Major Investor pursuant to this Section 4.4(b)(v) includes any securities and due receipt thereof by any Major Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Major Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to accredited investors as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Major Investor in lieu thereof, against surrender of the Shares held by the Major Investor which would have otherwise been sold by such Major Investor, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Major Investor;

(c)	The provisions of this Section 4.4 shall automatically terminate upon the consummation of an Acceptable Listing.

Section 4.5. Listing Rights. (a) If an Acceptable Listing has not taken place by October, 2026, the Major Investors, shall have the right to deliver a notice to the Company requiring it to consummate a Listing on a Relevant Market as promptly as possible, and in any event within one hundred and eighty (180) days of such notice.

(b)	If the Company proposes a Listing or to undertake an Offering, the Company shall ensure that each holder of Preferred Shares has a period of at least thirty (30) days prior to such Listing or Offering to convert any Equity Securities not in the form of Ordinary Shares of the Company into Ordinary Shares of the Company.

(c)	The Company shall keep the Board of Directors fully informed of all material activities undertaken by the Company in connection with any Listing or Offering

Shareholders Agreement

(d)	To the maximum extent permitted by law, the Company shall indemnify and hold harmless each of the Major Shareholders with their respective officers, directors, agents, employees, representatives, attorneys, Affiliates, successors and assigns from and against any and all claims, Actions, investigations, proceedings, suits, judgments, demands, damages (including foreseeable and unforeseeable compensatory damages and punitive claims), losses, liabilities (including liabilities for penalties), costs and expenses of any nature or kind whatsoever, whether actual or prospective, including all court costs and reasonable fees and disbursements of counsel on a full indemnity basis, arising out of or in connection with any violation of Applicable Law, violation of regulation or disclosure requirements or other requirements of any relevant Authority or stock exchange relating to any Listing or Offering.

Section 4.6. Free Transferability. Except as otherwise set forth in this Agreement, all Equity Securities of the Company held by the Shareholders shall be freely transferable and tradable subject to the terms and conditions of this Agreement. At the request of any Shareholder, the Company shall provide to a potential purchaser of such Equity Securities such information about the Company as the Board shall reasonably determine to be appropriate, subject to Applicable Law, the execution of a non-disclosure agreement and the implementation of such other reasonable processes as the Board shall reasonably determine to be necessary to protect the Company s confidential information, including reasonable access to the Company s management, staff and Directors as necessary or desirable for the Transfer of such Shareholder s Equity Securities.

Section 4.7. New Shareholders. During the term of this Agreement, (x) the Company shall not issue any Equity Securities of the Company to any Person other than a Shareholder already party to this Agreement and (y) no Shareholder shall transfer any Equity Securities in the Company to any Person, other than a Shareholder already party to this Agreement, unless such Person:

(a)	executes an Accession Instrument confirming that it shall be bound by this Agreement as a Shareholder in respect of all Equity Securities in the Company held or to be held by such Person and promptly provides copies of such executed Accession Instrument to each of the other parties to this Agreement; and

(b)	delivers to each of the other parties to this Agreement: (i) a Certificate of Incumbency and Authority; (ii) a copy of the applicable corporate documentation of such Person authorizing the execution of the Accession Instrument and the subscription or purchase of the applicable Equity Securities in the Company; and (iii) any other documentation reasonably requested by any party to this Agreement.

(c)	For the avoidance of doubt, (A) any such Person shall become a party to this Agreement upon their execution of an Accession Instrument and (B) this Section 4.6 shall not apply to a transaction effected pursuant to Section 4.4 (Drag-Along Right), an Acceptable Listing or a Listing or Offering made pursuant to Section 4.5 (Listing Rights).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1. Representations and Warranties. Each of the Company and each Shareholder hereby represents and warrants, severally and not jointly, and only with respect to itself, himself or herself, to each other Shareholder as follows as of the Effective Date:

(a)	Organization; Power; Due Authorization.

(i)	If it is an entity, it is a corporation or other legal entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of its jurisdiction of organization. It is qualified and licensed to do business, and has all requisite corporate or other legal power and authority to own its Property, to conduct its business as currently conducted and to enter into, and to comply with its obligations under this Agreement; and

Shareholders Agreement

(ii)	if he or she is an individual, he or she (A) is of legal age and capacity and is legally competent and has full individual power and authority to enter into and perform his or her obligations under this Agreement and (B) if he or she is married as of the date hereof, he or she has not filled and has not received notice of a proceeding being filed against him or her seeking divorce or the liquidation of the marital property (sociedad conyugal).

(b)	Validity. This Agreement has been duly authorized and executed by it, him or her and constitutes, or will, when executed, constitute its, his or her valid and legally binding obligation, enforceable in accordance with its terms.

(c)	No Violation. None of the execution, delivery or performance by it, him or her of this Agreement will:

(i)	contravene any Applicable Law or any Authorization or, if it is as entity, violate the terms of its or its Material Subsidiaries’ Organizational Documents, as the case may be;

(ii)	result in any breach of, or constitute a default or require any consent under, any agreement, indenture, mortgage or other agreement or arrangement to which it, he or she is a party, by which it, he or she is bound or to which it, he or she may be subject; or

(iii)	result in the creation or imposition of (or an obligation to create or impose) any Lien upon any of its or his Property.

(d)	Authorizations. It, he or she has obtained all Authorizations and has otherwise taken all appropriate and necessary action to authorize the execution and delivery of this Agreement and the performance of its, his or her obligations hereunder or thereunder.

(e)	Shareholders Agreement. The execution and delivery of this Agreement by the parties hereto replaces and supersede entirely Merqueo´s Colombia Shareholders Agreement and has maintained and replicated any and all rights and obligations of the parties thereto, as adjusted only to reflect or incorporate matters applicable to Cayman Law.

Section 5.2. Acknowledgment and Warranty. Each of the Company and each Shareholder acknowledges that it, he or she makes the representations and warranties contained in Section 5.1 above with the intention of inducing the other Shareholders to enter into this Agreement.

Shareholders Agreement

ARTICLE 6

MISCELLANEOUS

Section 6.1. Notices. Any notice, request, demand, approval or other communication to be given or made under this Agreement shall be in writing. Any notice, request, demand, approval or other communication may be delivered by hand, certified or registered airmail, internationally recognized courier service, or email. Notices shall be deemed to have been given when received; provided, that email delivery shall be effective only upon receipt of an acknowledgment from the intended recipient such as by the “return receipt requested” function, as available, reply email or other written acknowledgment; provided further, that IDB Invest may at any time require that any notice delivered by email be confirmed by any other means described herein to the party s address specified below or at such other address as such party shall have designated by notice to the other party hereto and shall be effective upon receipt.

For the Company:

Carrera 11a #93 -52, Oficina 501, 502
Bogotá, Colombia

Attention: Felipe Ossa fossa@merqueo.com

With a copy (which does not constitute notice) to:
jmgarcia@merqueo.com

For each Shareholder: as set forth in Annex 2 (List of Existing Shareholders).

Section 6.2. English Language. All documents to be furnished or communications to be made under this Agreement shall be in the English language. Notwithstanding the foregoing, in the case of any supporting documents required to be delivered pursuant hereto that have originally been prepared in the Spanish or Portuguese language, such supporting documents may be delivered in the Spanish or Portuguese language.

Section 6.3. Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties; provided, however, that neither the Company nor any Shareholder shall assign, transfer or delegate any of its or his rights or obligations under this Agreement without the prior consent of the Company and the Shareholders Meeting. Any assignment or delegation in violation of this Section 6.3 shall be void ab initio. For the avoidance of doubt, this Section 6.3 does not limit or modify any of the other provisions of this Agreement restricting or otherwise relating to the Transfer of Equity Securities of the Company.

Section 6.4. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.5. Confidential Information.

(a)	Except as provided in Section 6.5(b) below, each of the Shareholders and their Affiliates agree not to disclose, keep confidential, protect, restrict access to, and not to use, apply, employ or in any other manner benefit, directly or indirectly from, all and any information related to any aspect of the activities developed by the Company or the Material Subsidiaries, their business, or any information of any nature concerning the Company or the Material Subsidiaries obtained as a consequence of the evaluation, negotiation or execution of this Agreement or in its capacity as a Shareholder of the Company, while it remains a holder of Shares of the Company and for a period of two (2) years following the date on which it ceases to hold Shares of the Company.

Shareholders Agreement

(b)	Each Shareholder may disclose any documents or records of, or information relating to, the Company, its Property, business or affairs to:

(i)	any advisor of such Shareholder for the purpose of exercising any power, remedy, right, authority or discretion relevant to this Agreement including in connection with the defense by the Shareholder of any Action brought by any other party;

(ii)	any Person if required or compelled under Applicable Law;

(iii)	in the case of the Major Investors, the directors, officers, employees, arrangers, co- investors, limited partners, attorneys, consultants, rating agencies, independent auditors and advisors (including any technical, financial and other advisors) of each of CLAP, IDCV and IDB Invest (including, in the case of IDB Invest, IDB and the Multilateral Investment Fund) and their respective affiliates; and

(iv)	to potential Transferees of the Equity Securities held by such Shareholder, subject to the limitations set forth in Section 4.8 (Free Transferability).

(c)	The Company acknowledges and agrees that, notwithstanding any other agreement between the Company and any Shareholder, disclosure by any Shareholder of any documents or records of, or information relating to, the Company or its Property, business or affairs in the circumstances contemplated by this Section 6.5 does not violate any duty owed to the Company by such Shareholder under this Agreement, any other Transaction Document or any such other agreement.

(d)	The Company may not represent any Shareholder s views on any matter, or use any Shareholder’s name in any written material provided to third parties (other than to the extent the disclosure of a Shareholder’s name is required to be made in any filings required under Applicable Law or as part of the Company’s corporate information, including cap table and copies of transaction documents to be provided as part of negotiations and/or due diligence process with potential investors), without such Shareholder’s prior written consent.

Section 6.6. Amendment. (a) Subject to the limitations in subsection (b), any amendment or waiver of, or any approval or consent given under, this Agreement shall be effective only in writing and, in the case of an amendment, such amendment shall be signed by Shareholders holding Shares of the Company representing at least seventy percent (70%) of the voting Shares of the Company then outstanding (with all Shareholders voting as a single class, on an as-converted to Ordinary Shares basis).

Section 6.7. Savings of Rights; Remedies and Waivers. No course of dealing and no failure or delay by any Shareholder or the Company in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such power, remedy, discretion, authority or other right under this Agreement, or in any manner preclude its additional or future exercise, nor shall the action of any Shareholder or the Company with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of any Shareholder or the Company with respect to any other default. The rights and remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

Shareholders Agreement

Section 6.7. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction. Where terms of any Applicable Law resulting in such prohibition or unenforceability may be waived contractually, they are hereby waived by the parties hereto to the full extent permitted by Applicable Law so that this Agreement may be deemed valid, binding and enforceable in its entirety in accordance with its terms.

Section 6.8. Applicable Law; Arbitration.

(a)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America.

(b)	Any dispute, claim, difference or controversy arising out of or in connection with this Agreement, whether past, present or future, whether sounding in contract, tort or otherwise, and whether arising at law or in equity, arising out of, or related to, this Agreement, including any question as to the existence, negotiation, construction, interpretation, validity, arbitrability, enforceability, or the alleged or threatened breach of the rights and obligations created herein, shall be referred to and finally resolved by arbitration, as provided by this Section 6.9 (each, an Arbitration).

(c)	Each Arbitration shall be administered by the International Chamber of Commerce (the ICC) in accordance with the ICC Rules of Arbitration in effect on the Effective Date (the Rules), except as such Rules may be changed by this provision. The seat of arbitration shall be the City of Washington, District of Columbia, U.S.A., with hearings held in such location, or in such other place as the parties agree in writing, before three independent arbitrators selected in accordance with the Rules. All filings and submissions shall be made, and proceedings conducted, in the English language. All costs and expenses, including legal fees and witness fees, fees of the arbitrators, and all such costs incurred by the prevailing party, shall be borne by the losing party.

(d)	For purposes of this Section 6.09, each party hereto stipulates that this Agreement and the relationship created hereby is commercial and that this arbitration provision constitutes an agreement in writing to arbitrate an international commercial dispute and satisfies the requirements for an agreement in writing pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the New York Convention).

(e)	Each party to this Agreement waives any right to challenge any arbitral award issued in an Arbitration commenced hereunder except on the grounds expressly provided in Article V of the New York Convention.

(f)	The parties have participated jointly in the negotiation and drafting of this Agreement. Each of the parties expressly acknowledges that it has had the opportunity to retain and consult with counsel of its choice admitted under the laws of the State of New York and that it has made its own decision as to whether or not to retain such counsel in connection with the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement, the relative bargaining power of the parties or any failure by any party to retain counsel admitted under the laws of the State of New York.

Shareholders Agreement

(g)	Each party to this Agreement acknowledges and agrees that IDB Invest (i) has certain immunity in IDB Invest member countries from expropriations, inquiries, requisition, confiscation, seizure, sequestration, attachment, retention and any other form of seizure by administrative or executive measures carried out by any of the IDB Invest member countries party to the Agreement Establishing Inter-American Investment Corporation, as amended, varied, novated or supplemented from time to time (the Establishing Agreement), including with respect to itself or its property and other immunities and privileges as further described in the Establishing Agreement, and any statute, law, ordinance, rule, regulation or treaty of any jurisdiction implementing or respecting such immunities and privileges and (ii) has not waived and will not waive all or any portion of such immunities and privileges in respect of any proceeding, action, arbitration, audit, hearing, investigation, examination, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced or brought in any such member country against IDB Invest in its capacity as an Investor. Accordingly, no provision of this Agreement in any way constitutes or implies a waiver, termination or modification by IDB Invest of any privilege, immunity or exemption of IDB Invest granted in the Establishing Agreement, international conventions or applicable law.

Section 6.9. Further Actions. Each Shareholder and the Company shall exercise all such rights and powers as are available to it to take, or cause to be taken, such actions, and do, perform, execute and deliver, or cause to be done, performed, executed and delivered, all acts, deeds and documents necessary, proper or advisable to ensure compliance with and to fully and effectually implement the provisions of this Agreement, as promptly as reasonably possible.

Section 6.10. Specific Performance. The parties acknowledge and agree that the Company and the Shareholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company or any Shareholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Company or any Shareholder may be entitled, at law or in equity, the Company or any Shareholder shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 6.11. Entire Agreement. This Agreement represent the final and complete agreement of the parties hereto with respect to the subject matter of this Agreement, and all prior negotiations, representations, understandings, writings and statements of any nature with respect thereto (including Merqueo S.A.S Shareholders Agreement) are hereby superseded in their entirety by the terms of this Agreement. If there is a conflict between the provisions contained in the Organizational Documents of the Company and the provisions contained in this Agreement the provisions contained in this Agreement shall prevail.

Section 6.12. Survival of Certain Provisions. (a) The provisions of Article 1 (Definitions and Interpretation), Section 6.1 (Notices), Section 6.2 (English Language), Section 6.5 (Confidential Information) and Section 6.9 (Applicable Law; Arbitration) shall survive and remain in full force and effect regardless of the termination of this Agreement or any provision hereof or thereof; and

(b)	the termination of this Agreement or cessation of effectiveness with respect to any Shareholder shall be without prejudice to any Person’s accrued rights and obligations at the date of its termination and any legal or equitable remedies of any kind which may accrue in connection therewith.

Shareholders Agreement

(c)	this entire Agreement inclusive of all Annexes, Schedules and attachments hereto shall automatically terminate upon the consummation an Acceptable Listing.

Section 6.13. CLAP Limited Liability. For all intents and purposes under this Agreement, the parties hereby acknowledge and agree that:

(a)	CLAP is acting solely in its capacity as trustee of the Trust Management Agreement number CIB/3645 (the Trust CIB/3645) and not in its own capacity as CIBanco, S.A., Institución de Banca Múltiple;

(b)	CLAP enters into this Agreement only in compliance with the purposes of the Trust CIB/3645 and under instructions of the relevant authorized parties under the Trust CIB/3645;

(c)	when acting under this Agreement through its legal representatives or authorized third parties under the Trust CIB/3645, CLAP s liability shall be limited and only related to the granting of the powers of attorney in favor of the designated persons;

(d)	all rights, obligations or activities that CLAP shall perform hereunder, including the reception or transfer of assets, resources or liquid assets, shall be charged to the Trust CIB/3645 assets, therefore, if the assets that constitute the Trust CIB/3645 assets are not sufficient to cover such obligations, no Person shall be entitled to pursue a claim against CIBanco, S.A., Institución de Banca Múltiple, in its own capacity, for the payment of such obligations; and

(e)	all of the representations, commitments and covenants hereof, are not intended to be personal representations, commitments and covenants of CLAP but only of the Trust CIB/3645.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first written above.

* signature pages follow *

Shareholders Agreement

COMPANY
MERQUEO HOLDINGS,
as Company

By:	/s/ Felipe Ossa Rodriguez
Name:	Felipe Ossa Rodriguez
Title:	CEO

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING SOLELY AND EXCLUSIVELY AS TRUSTEE UNDER IRREVOCABLE MANAGEMENT TRUST CIB / 3645

/s/ Felipe Ossa Rodriguez
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of IDCV FUEL MERQUEO K/S

/s/ Felipe Ossa Rodriguez
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of IDCV FUEL MERQUEO K/S

/s/ Felipe Ossa Rodriguez
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of COPENHAGEN VC FUND I K/S

/s/ Felipe Ossa Rodriguez
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

INTER-AMERICAN INVESTMENT CORPORATION

By:	Gustavo Lopez Coronado
Name:	Gustavo Lopez Coronado
Title:	Principal Officer – Portfolio Management Division

INTER-AMERICAN INVESTMENT CORPORATION,

AS AGENT FOR THE INTER-AMERICAN

DEVELOPMENT BANK ACTING IN ITS

SEPARATE CAPACITY AS ADMINISTRATOR

OF THE TRUST FUND FOR THE CLEAN

TECHNOLOGY FUND II

By:	Gustavo Lopez Coronado
Name:	Gustavo Lopez Coronado
Title:	Principal Officer – Portfolio Management Division

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MGM SUSTAINABLE ENERGY FUND II LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MGM SUSTAINABLE ENERGY ONTARIO PARALLEL FUND II LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MGM SUSTAINABLE ENERGY FUND (LUXEMBURG) SCSP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MGM SUSTAINABLE ENERGY FUND (LUXEMBURG) SCSP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of INVERSIONES SON SAS

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PORTLAND CARIBBEAN FUND II, LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PORTLAND CARIBBEAN FUND II (BARBADOS), LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PORTLAND FUND II CO-INVEST PARTNERSHIP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of ROBERT LESKO

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of ANDREW NORDSTROM

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of VENTURA TECH SAS

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PALM DRIVE CAPITAL

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of CELTIC HOUSE SPV (MERQUEO) LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of CELTIC HOUSE SPV II (MERQUEO) LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MIGUEL MC ALLISTER

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of JOSÉ GUILLERMO CALDERÓN

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PABLO GONZÁLEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of SEBASTIÁN NOGUERA

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of VELUM EARLY STAGE FUND I

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of EBAD & CÍA. S C A

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FATIH KONUKOGLU

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of JOSÉ TOMÁS ARAUJO ARRAGA

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FONDO DE INVERSIÓN COLECTIVA BTG PACTUAL FONDO CRÉDITO, ADMINISTRADOR POR BTG PACTUAL S.A. COMISIONISTA DE BOLSA

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FCP NAZCA INVESTMENT

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of INVERSIONES SON SON S.A.S.

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of SALDARRIAGA Y GONZALEZ S.A.S.

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of EGDA KARINA MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of KATHERINA MAROSO MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of SORAYA MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of PAULA BRILLEMBOURG

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of JOHN MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FARAH MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of JUAN MAROSO

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MARCELA MAROSO

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of DANIELA MAROSO

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of SIXTO MÁRQUEZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of ENDEAVOR CATALYST II LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of ENDEAVOR CATALYST II-A LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FCP PLENTIA INVERSIONES COMPARTIMENTO III RAIZ

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FUEL VENTURE CAPITAL FUND I,LP

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of FUEL VENTURE CAPITAL FUND CO-INVEST SERIES, LLC SERIES K-1

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of SERIES K-2, LLC AN INDIVIDUAL PROTECTED SERIES OF FUEL VENTURE CAPITAL FUND CO-INVEST SERIES, LLC A SERIES LLC

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of MGM ENERGY EFFICIENCY COLOMBIA S.A.S

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of Razor Knuru Stockgro LLC

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title:	Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

EXPLORER PARTNER INVESTMENT HOLDINGS, LLC

By: Susquehanna Advisors Group, Inc., its authorized agent

By:	/s/ Kathleen Harley
Name:	Kathleen Harley
Title:	Assistant Vice President

Shareholders Agreement

EXECUTED by FELIPE OSSA RODRIGUEZ acting as Power of Attorney of ABDULAZIZ ALBASSAM -

/s/ FELIPE OSSA RODRÍGUEZ
FELIPE OSSA RODRÍGUEZ
Title: Power of Attorney and CEO of Merqueo Holdings

Shareholders Agreement

ANNEX 1

DEFINED TERMS

Acceptable Auditor means Ernst & Young and such other firm of internationally recognized independent public accountants appointed by a Shareholders Meeting.

Acceptable Listing means a Listing or Offering satisfying all of the following conditions: (a) the public offering of Ordinary Shares of the Company on a Relevant Market; and (b) each holder of Preferred Shares was given the right to convert any Equity Securities held by it which were not already in the form of Ordinary Shares into Ordinary Shares prior to such Listing or Offering.

Accession Instrument means a joinder agreement to this Agreement in substantially the form set forth inSchedule 1 (Form of Accession Instrument).

Accounting Principles means the International Financial Reporting Standards (formerly International Accounting Standards) (IFRS) promulgated by the International Accounting Standards Board (IASB), together with its pronouncements thereon, applied on a consistent basis.

Action means any action, claim, suit, other legal proceeding, arbitral proceeding, administrative proceeding, investigation or other claim.

Affiliate means, with respect to any Person, any other Person (including directors and officers of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person, including, with respect to the Company, any shareholder or Affiliate thereof.

Affiliate Transaction means any commercial transaction between the Company or any Material Subsidiary and any of the Shareholders or the Shareholders Affiliates, excluding for this purpose any and all corporate actions or agreements between the Company or any Material Subsidiary and the Shareholders, including but not limited to capitalizations, subscription of Shares or subscription or entering into debt instruments or convertible securities.

Agreement has the meaning set forth in the introductory paragraph.

Anti-Corruption Laws means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties related to corruption or bribery, including the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and any additional laws and regulations of any applicable governmental Authority having jurisdiction over the Shareholders or the Company (including, Cayman Islands, Colombia, Mexico, United Kingdom and the United States) relating to corruption or bribery.

Applicable Law means any applicable statute, code, rule, regulation, treaty having the force of law, judgment, common or customary law or similar governmental restriction or directive by any Authority, in each case, as amended, re-enacted or replaced from time to time.

Shareholders Agreement

Approved Employee Benefit Plan means (a) the Stock Option Plans and (b) any Employee Benefit Plan which is approved by the Board of Directors.

Arbitration has the meaning provided in Section 6.10 (b) (Applicable Law; Arbitration).

Articles: Articles means the amended and restated memorandum and articles of association of the Company, as amended and restated from time to time.

Audit Committee Charter means the charter governing the audit committee to be approved by the Board.

Auditor means an Acceptable Auditor appointed by the Shareholders Meeting as its auditor from time to time.

Authority means any supranational, national, regional or local government or political subdivision thereof, or any governmental, administrative, executive, legislative, arbitral, regulatory, fiscal or judicial body, department, commission, authority, tribunal or agency, or any superintendency, monetary authority or central bank, including the supervisory authority for banking and other financial institutions, and any Person, whether or not government-owned and howsoever constituted or called, that exercises the functions of any such entity or claims to have jurisdiction over such matters.

Authorization means any consent, license or approval (howsoever evidenced), registration, filing, notarization, certificate or exemption from, by or with any Authority, and all corporate, shareholder’, creditors’ and any other third party approvals or consents.

Authorized Representative means, as to any Person, any natural person who is duly authorized by such Person to act for such Person, or with respect to financial matters, the chief financial officer or treasurer of such Person, and, in the case of the Company, in addition to the foregoing, the legal representatives appointed to act on the Company s behalf under corporate documents duly registered with the competent Authority in Cayman Islands and any Person whose name and specimen signature appear on the Certificate of Incumbency and Authority most recently delivered to the Company.

Board Observer has the meaning set forth in Section 2.1(b) (The Board; Board Committees).

Board of Directors or Board as to the Company, means the board of directors of the Company nominated and elected from time to time in accordance with Section 2.1 (The Board; Board Committees); and as to any other Person, means the board of directors of such Person or such other body performing similar functions with respect to such Person.

Business Day means a day when banks are open for business in Cayman, New York, New York and Colombia.

Business Plan means the business plan of the Company effective from time to time as approved pursuant to Section 2.5(g).

Buyer has the meaning set forth in Section 4.4(a) (Tag-Along Righ.

Certificate of Incumbency and Authority means a certificate in the form of Schedule 2 (Form of Certificate of Incumbency and Authority) provided by any Person when acceding to this Agreement pursuant to Section 4.8 (New Shareholders).

Shareholders Agreement

CLAP means CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE acting solely in its capacity as trustee of the Trust Management Agreement number CIB/3645.

CLAP/IDCV Prohibited Practice means any of the following: (a) a Corrupt Practice is the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to influence improperly the actions of another party; (b) a Fraudulent Practice is any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation; (c) a Coercive Practice is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party; (d) a Collusive Practice is an arrangement between two or more parties designed to achieve an improper purpose, including influencing improperly the actions of another party; (e) an Obstructive Practice is: (i) destroying, falsifying, altering or concealing of evidence material to an investigation by CLAP or IDCV (a CLAP/IDCV Investigation) or making false statements to investigators with the intent to impede any CLAP/IDCV Investigation; (ii) threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to a CLAP/IDCV Investigation or from pursuing the investigation, or (iii) acts intended to impede the exercise of CLAP or IDCV’s contractual rights of audit or inspection or access to information; and (f) Misappropriation is the use of CLAP or IDCV financing or resources for an improper or unauthorized purpose, committed either intentionally or through reckless disregard.

Climate Action Plan has the meaning set forth in Section 3.4(a) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Action Plan Objectives has the meaning set forth in Section 3.4(b) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Action Plan Resolution has the meaning set forth in Section 3.4(a) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Incentive Compensation Notice has the meaning set forth in Section 3.4(a) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Incentive Milestones has the meaning set forth in Section 3.4(c) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Incentives has the meaning set forth in Section 3.4(c) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Climate Incentive Shares has the meaning set forth in Section 3.4(d) (Energy Transition Strategic Plan and Climate Incentive Mechanism).

Colombian Pesos means the lawful currency of Colombia.

Company has the meaning set forth in the introductory section of this Agreement.

Shareholders Agreement

Compensation Committee Charter means the charter of the Compensation Committee, to be adopted by the Board and which shall set forth the duties of the Compensation Committee, including the items set forth in Section 2.1(e)(ii) (The Board; Board Committees) and the following:

(a) as the Compensation Committee may deem appropriate from time to time, conducting a survey that shall form the basis for the Company’s compensation policies, which shall be designed to attract and retain senior executive personnel qualified to lead the Company and the Material Subsidiaries and maintain its competitive posture in the marketplace (each, a Compensation Survey); the Compensation Survey will be conducted by independent advisors based on a comparison of compensation plans and compensation levels of other comparable venture capital funded companies and other relevant labor pools;

(b) annually reviewing the performance of each of the Key Employees, with the power to make changes to Key Employees in the case of continued underperformance;

(c) based on the annual review of the Key Employees’ performance and the results of the Compensation Survey, recommending to the Board the compensation to be paid to each Key Employee;

(d) resolving any matters involving a conflict of interest of Key Employees (other than those deemed as administrators (administrador) of the Company pursuant to Applicable Law, in which case the conflict of interest shall be disclosed to, and resolved by, the Shareholders);

(e) determining the recipients of, and the amount and terms of, any award granted under the Stock Option Plans (which shall be consistent with Section 3.1(d) (Covenants));

and

(f) reviewing and discussing management succession at least annually.

Competing Business means any entity satisfying both of the following conditions: (a) its primary operating business is an online grocery retailer; and (b) its business operations are primarily located in Latin America (including, for the avoidance of doubt, Mexico).

Consolidated or Consolidated Basis means, with respect to any Financial Statements to be provided, or any determination to be made, under or for purposes of this Agreement, the consolidation of all amounts of similar nature reported in the relevant Financial Statements of the entities whose accounts are to be consolidated with those of the relevant entity plus or minus the consolidation adjustments customarily applied to avoid double counting.

Control means, with respect to any Person, any other Person having the power, directly or indirectly: (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of such Person; (ii) to appoint the majority of the administrators of such Person; (iii) to appoint a majority of the members of such Person s Board of Directors; or (iv) to establish, direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (Controlling and Controlled have corresponding meanings).

Corrective Action Plans - ESG Matters means the corrective actions plans relating to ESG matters and included in the IDB Invest Policy Agreement and CLAP s Business Principles Undertakings filed before the Company.

Country means the Republic of Colombia.

Shareholders Agreement

Debt means, with respect to any Person, the aggregate (as of the date of calculation) of all such Person’s obligations (whether actual or contingent) to pay or repay money, including: (a) all indebtedness for money borrowed or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) the aggregate amount of all liabilities of any other Person guaranteed by such Person; (e) all liabilities of such Person (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including by way of discount or factoring of book debts or receivables; (f) any credit to such Person from a supplier of goods or under any installment purchase or other similar arrangement in respect of goods or services (except trade accounts payable within one hundred twenty (120) days in the ordinary course of business); (g) all obligations of others secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed; (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee; (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (j) all obligations in respect of capitalized leases of such Person to the extent such obligations are required to be capitalized and accounted for as a financial obligation or capital lease (without duplication) on a balance sheet of such Person under Accounting Principles; and (k) any guarantee of any such obligation of any other Person.

Deemed Liquidation Event means:

(a) a merger or consolidation in which (i) the Company is a constituent party or (ii) a Subsidiary of the Company is a constituent party, and the Company issues Shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the Shares of the Company issued and outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for Shares of the Company that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the Share Capital of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned Subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (such exempted merger or consolidation, a Permitted Reorganization Event); and

(b) (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company;

provided, that in the case of each of (a) and (b), the relevant event shall not be a Deemed Liquidation Event if the holders of a majority of each series of Preferred Shares (voting as separate classes) of the Company elect otherwise.

Director means a director of the Company nominated and elected from time to time in accordance with Section 2.1 (The Board; Board Committees).

Distribution means: (a) any dividends or other distributions (whether in respect of nominal capital, share capital, premium reserves or other paid in capital) declared or paid by the Company and approved by the Directors, on account of any Equity Securities of the Company or a Material Subsidiary of the Company;

Shareholders Agreement

or (b) the purchase or redemption of Equity Securities of the Company or a Material Subsidiary, other than, with respect to the Company, pursuant to an Approved Employee Benefit Plan.

Distribution Policy has the meaning set forth in Section 3.1(e) (Covenants).

Dollars and the sign $ mean the lawful currency of the United States of America.

Drag-Along Buyer has the meaning set forth in Section 4.4 (a) (Drag-Along Rights).

Dragging Shareholders has the meaning set forth in Section 4.4(a) (Drag-Along Rights).

EBITDA means with respect to any Person during any period, the total earnings of such Person (on a Consolidated Basis) before income taxes, interest expense, depreciation and amortization during such period, eliminating from the calculation of such earnings: (a) any net income or gain (or net loss), net of any tax effect, during such period from any extraordinary items; (b) any interest income during such period; (c) gains or losses during such period on the sale of property (other than the sale of inventory in the ordinary course of business); (d) any other extraordinary non-cash items deducted from or included in the calculation of pre-tax net income for such period (other than items that will require cash payments and for which an accrual or reserve has been, or is required by the Accounting Principles to be made for such period); (e) the EBITDA for such period of any Subsidiaries or other property disposed of or discontinued during such period; and (f) any net income or gain (or net loss) from any foreign exchange variation.

Effective Date means the date set forth in the introductory paragraph hereof.

Employee Benefit Plan means any plan, program, or other arrangement providing for employment, compensation, retirement, deferred compensation, severance, separation, stock option or other benefits, which has been sponsored, contributed to or required to be contributed to by the Company or any of its Material Subsidiaries for the benefit of any Person who performs or who has performed services for the Company or any of its Material Subsidiaries.

Employee Stock Option Plan has the meaning set forth in Section 3.1(d)(i) (Covenants).

Equity Securities means, with respect to the Company or any other company: (a) any Shares of any class in the capital thereof; (b) any Share Equivalents issued by the Company or such other company; (c) any other bonds, options, warrants or other instruments issued by the Company or such other company which are convertible or exchangeable into equity securities of the Company or such other company; and (d) any instrument which represents a beneficial ownership interest in Shares of the Company or such other company, in each case, whether existing on the Effective Date or created or acquired thereafter.

ESG means environmental, social and governance.

Excluded Issuance means any issuance of Equity Securities of the Company which consists of:

(a)	an issuance of Equity Securities (or options relating thereto) pursuant to an Approved Employee Benefit Plan;

(b)	an issuance of Equity Securities pursuant to a Permitted Reorganization Event;

(c)	Common or Preferred Shares issuable upon the exercise of rights in Share Equivalents which were in existence on the Effective Date;

(d)	Ordinary Shares issued or issuable in connection with any stock split or stock dividend of the Company which are issued to all Shareholders on a pro rata basis;

(e)	the issuance of the Warrants and Series D-2 Preferred Shares upon the exercise thereof.

Shareholders Agreement

Executive Officer means any employee of the Company or any Material Subsidiary with a position of Vice President or President/Chief Executive Officer.

Existing Shareholders has the meaning provided in the introductory paragraph hereof.

Financial Quarter means each period commencing on the day after a Financial Quarter Date and ending on the immediately succeeding Financial Quarter Date.

Financial Quarter Date means each of March 31, June 30, September 30 and December 31.

Financial Statements means, with respect to the Company and the Material Subsidiaries, as of any relevant date and period, such Person s balance sheet, income statement, cash flow statement, statement of sources and uses of funds, statement showing changes in equity and any exhibits and notes thereto, which shall be prepared as required under Section 3.2(a)(i) and (ii) (Reporting Covenants), on a consistent basis in accordance with the Accounting Principles.

Financial Year means the accounting year of the Company and the Material Subsidiaries commencing on each January 1 and ending on the following December 31 or such other period as the Company and the Material Subsidiaries designates as its accounting year pursuant to Section 2.4(a)(viii) (Supermajority Voting Requirements).

Free Buy-Back means a donation of the Shares owned by IDB/CTF as part of a free buy-back of Shares in accordance with the Climate Action Plan and Climate Incentive Compensation Notice.

Fully-Diluted Basis means the number of Ordinary Shares of the Company calculated as if all Equity Securities then outstanding which are convertible to, or exercisable or exchangeable for, Ordinary Shares of the Company had been converted, exercised or exchanged in full.

Fuel Directors has the meaning provided in Section 2.1 (b) (The Board, Board Committees).

ICC has the meaning provided in Section 6.10 (c) (Applicable Law; Arbitration).

IDB/CTF means INTER-AMERICAN DEVELOPMENT BANK an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries, acting in its separate capacity as administrator of the Clean Technology Fund II.

IDB Group List of Sanctioned Firms and Individuals means the list of firms and individuals listed in, and accessible at: http://www.iadb.org/en/topics/transparency/integrity-at-the-idb-group/sanctioned-firms- and-individuals,1293.html or any successor website or location.

IDB Invest means the INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries. References in this Agreement include IDB Invest acting for its own account and its capacity as agent for IDB/CTF.

IDB Invest Policy Agreement means the Policy Agreement entered into, or to be entered into, on or after the date hereof among the Company, Merqueo Colombia, Merqueo International, Merqueo Mexico, Merqueo Brazil and IDB Invest.

Shareholders Agreement

IDB Invest Prohibited Practice means any of the following: (a) a Corrupt Practice is the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to influence improperly the actions of another party; (b) a Fraudulent Practice is any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation; (c) a Coercive Practice is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party; (d) a Collusive Practice is an arrangement between two or more parties designed to achieve an improper purpose, including influencing improperly the actions of another party; (e) an Obstructive Practice is: (i) destroying, falsifying, altering or concealing of evidence material to an IDB Group investigation or making false statements to investigators with the intent to impede an IDB Group investigation; (ii) threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to an IDB Group investigation or from pursuing the investigation, or (iii) acts intended to impede the exercise of IDB Group’s contractual rights of audit or inspection or access to information; and (f) Misappropriation is the use of IDB Group financing or resources for an improper or unauthorized purpose, committed either intentionally or through reckless disregard.

IDB Invest Put Option Agreement means the Put Option Agreement, entered into, or to be entered into, on or after the date hereof between the Company and IDB Invest.

IDCV Management Rights Letter means a customary management rights letter from the Company to IDCV, in a form reasonably acceptable to IDCV.

Independent Director means a Director who currently does not have, and has not, within the last five (5) years had, any (a) direct or indirect material relationship with the Company or any Material Subsidiary (other than membership on the Board) either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or a Material Subsidiary or (b) other relationship with the Company or a Material Subsidiary which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Internationally Recognized Sanctions Lists means sanctions lists maintained by the Office of Foreign Assets Control (OFAC) of the United States of America Department of Treasury, the United Kingdom of Great Britain and Northern Ireland, the United Nations and the European Union.

Key Employee has the meaning set forth in Section 2.1(e)(ii) (The Board; Board Committees).

Lien means any mortgage, pledge, charge, assignment, hypothecation, lien, security interest, title retention, preferential right (arising by operation of law or otherwise), trust arrangement, right of set-off, counterclaim or banker s lien, privilege or priority of any kind having the effect of security, including any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy.

Liquidation Event means any liquidation, winding up or bankruptcy, composition with creditors or other analogous insolvency proceeding of the Company, whether voluntary or involuntary, or any petition presented or resolution passed for any such event or for the appointment of an insolvency practitioner.

Listing means the admission of the Shares of the Company or its holding Company to listing on any securities exchange or other public trading market.

Major Investor means as of the date of this Agreement Portland Investors, Fuel Investors, IDCV Investors, IDB Invest and MGM Investor and in the future any Shareholder which has (either individually or together with one or more Affiliates of such Shareholder) acquired Equity Securities from the Company or the Company´s holding company (if applicable) for an aggregate investment of ten million Dollars ($10,000,000) or more.

Shareholders Agreement

Material Adverse Effect means a material adverse effect on: (a) the business, Property, liabilities, Operations, customer or supplier relationships of, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole; (b) the ability of the Company to perform its obligations under any this Agreement; or (c) the validity or enforceability of any material provision of this Agreement.

Material Subsidiary means: (a) any Subsidiary of the Company whose assets constitute five percent (5%) or more of the total Consolidated assets of the Company or whose EBITDA constitutes five percent (5%) or more of the total Consolidated EBITDA of the Company, in each case measured as of the end of the most recently concluded Financial Quarter; and (b) each of Merqueo S.A.S, Merqueo Brazil, Merqueo International and Merqueo Mexico (whether or not any of them meet the foregoing tests).

Merqueo Brazil means Merqueo Comércio Varejista e Intermediação de Negócios Ltda., a company organized and existing under the laws of the Federative of Republic of Brazil.

Merqueo International means Merqueo International S.A.S., a simplified stock corporation organized and existing under the laws of the Republic of Colombia.

Merqueo Mexico means Merqueo S.A. de C.V., a company duly incorporated under the laws of Mexico.

Merqueo S.A.S means Merqueo S.A.S., a company duly incorporated under the laws of Colombia identified with NIT 900.871.444-8.

MGM Investors has the meaning set forth in Section 3.1(c) (Covenants).

MGM Director has the meaning provided in Section 2.1 (b) (The Board, Board Committees).

New York Convention has the meaning provided in Section 6.10 (d) (Applicable Law; Arbitration).

Non-Permitted Transferee means any Person (a) to whom a Transfer of Equity Securities would result in an Unauthorized Share Transaction or (b) which would qualify as a Competing Business (unless the Board determines, with the approval of a simple majority of the Board (not including any Director appointed by the relevant Shareholder proposing a Transferee, if applicable), that a Person which would otherwise qualify as a Competing Business shall be a permitted Transferee hereunder).

Notice of Acceptance has the meaning set forth in Section 4.2(c) (Pre-emptive Rights).

Notice of Pre-emptive Rights has the meaning set forth in Section 4.2(b) (Pre-emptive Rights).

Notification Date has the meaning set forth in Section 4.2(c) (Pre-emptive Rights).

Offering means any primary or secondary public offering of Equity Securities of the Company.

Operations means the existing and future operations, activities and facilities of the Company and its Material Subsidiaries.

Ordinary Director has the meaning provided in Section 2.1 (b) (The Board, Board Committees).

Ordinary Shares means all ordinary shares of the Company.

Shareholders Agreement

Organizational Documents means, with respect to any Person (other than a natural person), the memorandum and articles of incorporation, memorandum of association and articles of association, as amended and/or restated from time to time, the register of members, the register of officers and directors, as amended and/or restated from time to time, by-laws, charter or other constitutive documents, however called, of such Person; for the avoidance of doubt, such term refers to the bylaws in the case of the Company.

Participating Shareholder has the meaning set forth in Section 4.4(c) (Tag-Along Rights).

Person means any natural person or any company, exempted company, exempted limited partnership, partnership, joint venture, firm, corporation, voluntary association, trust, enterprise, unincorporated organization or other corporate body or any Authority or any other entity whether acting in an individual, fiduciary or other capacity, including that Person s successors and permitted assigns.

Portland means, collectively, Portland Caribbean Fund II, LP, Portland Caribbean Fund II (Barbados), LP and Portland Fund II Co-Invest Partnership.

Portland Directors has the meaning provided in Section 2.1 (b) (The Board, Board Committees).

Preferred Directors has the meaning provided in Section 2.1 (b) (The Board, Board Committees).

Property means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Proposed Sale has the meaning set forth in Section 4.4 (b) (Drag-Along Right).

Pro-rata Share means, with respect to any Shareholder, the percentage which the total number of issued and outstanding Equity Securities of the Company held by the relevant Shareholder represents of the total number of Equity Securities of the Company then issued and outstanding (with all such Equity Securities calculated on as-converted to Ordinary Shares basis).

Related Party means, in respect of any Person: (a) any other Person that holds a material interest in such first Person; (b) any other Person in which such first Person holds a material interest; (c) any individual who serves (or has within the past twelve (12) months served) as a director, officer or employee of such first Person; or (d) any individual who is a member of the family of any individual included in any of the foregoing. For the purpose of this definition, material interest means a direct or indirect ownership of Shares representing at least five percent (5%) of the outstanding voting power or equity of the relevant Person.

Relevant Fraction means the fraction in which (a) the numerator is the number of Equity Securities of the Company held by relevant Shareholder (as of the date of the Tag-Along Notice) and (b) the denominator is the aggregate number of Equity Securities of the Company held by all the Selling Shareholders and all Participating Shareholders (as of the date of the Tag-Along Notice), with such calculation subject to adjustment in the case of different classes of Equity Securities in the manner set forth in Section 4.4(j) (Tag- Along Rights).

Relevant Issuance has the meaning set forth in Section 4.2(b) (Pre-emptive Rights).

Shareholders Agreement

Relevant Issuance Date has the meaning set forth in Section 4.2(b) (Pre-emptive Rights).

Relevant Market means NYSE, Nasdaq, LSE, Bovespa, BMV, BIVA, BVC, the Toronto Stock Exchange or any other reputable and internationally recognized automated quotation system(s) or stock exchange(s) acceptable by favorable vote at any Shareholder´s meeting.

Repurchase Special Reserve has the meaning set forth in Section 3.1(p) (Covenants).

Rules has the meaning provided in Section 6.10 (c) (Applicable Law; Arbitration).

Sale of the Company means either (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from the shareholders of the Company shares representing all of the outstanding voting power of the Company (a Share Sale); or (b) any transaction described in clause (a) of the definition of Deemed Liquidation Event.

Selling Shareholder has the meaning set forth in Section 4.4(a) (Tag-Along Rights).

Series D Preferred Shares means jointly Series D-1 Preferred Shares and Series D-2 Preferred Shares issued by the Company.

Share Capital means, as to any Person (other than a natural Person), all shares of capital stock of any class or other ownership interests of any kind, however called, in such Person, and any and all warrants, subscription bonus, convertible debentures or debt, options or other rights to purchase, subscribe or acquire title to any of the foregoing.

Shareholder´s Directors has the meaning set forth in Section 2.1(a)(ii) (The Board; Board Committees).

Share Equivalents means, with respect to any company, preferred shares, bonds, loans, warrants, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase, common or ordinary shares of such company, or any instrument or certificate representing a beneficial ownership interest in the common or ordinary shares of such company.

Shareholder Excess Election has the meaning set forth in Section 4.2(d) (Pre-emptive Rights).

Shareholders means all shareholders of the Company that are a party to this Agreement (including any Person who agrees to become a party to this Agreement pursuant to an Accession Instrument).

Shareholders’ Meeting means a general meeting of the Company s shareholders, including the annual general meeting or any extraordinary general meeting.

Shares means shares of any class of any Person.

Stock Option Plans means the Employee Stock Option Plan.

Special Resolutions means (i) a resolution passed by such members holding shares which represent at least two-thirds of the total outstanding voting capital of the Company, and, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given or waived (and for the avoidance of doubt, unanimity qualifies as a majority); or (ii) a written resolution passed by unanimous consent of all Shareholders entitled to vote.

Shareholders Agreement

Subsidiary means, with respect to the Company, any entity: (a) over fifty percent (50%) of whose Share Capital is owned, directly or indirectly, by the Company; (b) for which the Company may nominate or appoint a majority of the members of the Board of Directors; or (c) that is otherwise Controlled by the Company.

Tag-Along Notice has the meaning set forth in Section 4.4(c) (Tag-Along Rights).

Tag-Along Period has the meaning set forth in Section 4.4(c) (Tag-Along Rights).

Tag-Along Right has the meaning set forth in Section 4.4(a) (Tag-Along Rights).

Tagged Shares has the meaning set forth in Section 4.4(c) (Tag-Along Rights).

Transfer means to transfer, sell, convey, assign, pledge, hypothecate, create a security interest in or Lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily, and Transferring and Transferred have corresponding meanings.

Transfer Notice has the meaning set forth in Section 4.4(b) (Tag-Along Rights).

Trust CIB/3645 has the meaning set forth in Section 6.14(a) (CLAP Limited Liability).

Unallocated Share has the meaning set forth in Section 4.2(d) (Pre-emptive Rights).

Unauthorized Share Transaction means any transfer or acquisition by any Person of Share Capital of the Company (whether held directly in the Company or indirectly, through or resulting from the ownership by such Person of such Share Capital in or through any other Person) if such transfer or acquisition violates (or, if consummated pursuant to the proposed terms, would violate or cause the Company to violate), or the proposed transferee or acquirer in connection with such transfer or acquisition violates or would violate the applicable laws of the Cayman Islands or would otherwise result in entities or individuals that are included in the Internationally Recognized Sanctions Lists or in the IDB Group List of Sanctioned Firms and Individuals, owning Share Capital in the Company.

Warrants means the warrant agreements as of the date hereof, entered into the Company and Blue like an Orange Sustainable Capital Fund SICAV-SIF SCS - Latin America Fund II represented by its General Partner Blue like an Orange Sustainable Capital Fund GP S.a.r.l, FCP Plentia Inversiones Compartimento III Raiz, Portland Caribbean Fund II, L.P. , Portland Caribbean Fund II (Barbados), LP. , Portland Fund II Co-Invest Partnership, CIBanco, S.A., Institución de Banca Múltiple, acting as trustee under the irrevocable management trust CIB/3645, Fuel Venture Capital Fund I, LP , Series K-2, LLC an Individual Protected Series of Fuel Venture Capital Fund Co-Invest Series, LLC a Series LLC, Celtic House SPV II (Merqueo) LP, MGM Energy Efficiency Colombia, Razor Merqueo I LLP, Explorer Partner Investment Holdings, LLC, and Abdulaziz Albassam.

Shareholders Agreement

ANNEX 2

LIST OF SHAREHOLDERS

Name/Address of each Existing Shareholder
Miguel Mc Allister Transversal 2e #78 - 93, Bogotá, Colombia miguelmcallister@gmail.com
José Guillermo Calderón Carrera 18 #93ª - 57 apto 211, Bogotá, Colombia jgcardila@hotmail.com
Pablo González Carrera 3 # 92-00 Casa 13, Barrio Rosales, Km 1 vía La Calera, Bogotá, Colombia pablogdelcorral@gmail.com
Sebastián Noguera Lafontaine 153 CDMX - México. sebastianoguerae@gmail.com
Velum Early Stage Fund I Carrera 11A # 31A - 89 Office 502, Medellín, Colombia ev@velumventures.com
EBAD & CÍA. S C A Carrera 7 # 71 - 21 Procibernetica, Bogotá, Colombia cbayona@procibernetica.com +
Fatih Konukoglu - ORG. SAN BOLG.3.CAD.NEGOL.BURSA. Turkey. tugba.erem@temesa.com.co
José Tomás Araujo Arraga - Calle 127C Bis #7c-34 Apto 403. Bogotá - Colombia. araujoarraga@gmail.com

Fondo de Inversión Colectiva BTG PACTUAL FONDO CRÉDITO, Administrador por BTG

Pactual S.A. Comisionista de Bolsa

Carrera 43 A No 1-50, Edificio San Fernando Plaza, Torre 2 (ANDI). Piso 10. Medellín - Colombia.

David-Alejandro.Bedoya@btgpactual.com

ana.hoyos@btgpactual.com

FCP Nazca Investment Carrera 7 # 114-33 Office 806, Bogotá, Colombia patricia@mountainnazca.com
Inversiones Son SAS Carrera 23 # 64B-33, Manizales, Colombia cromero@casaluker.com.co
Saldarriaga y González S.A.S. Calle 85 # 48 - 01, Bogotá, Colombia jaisalcomercializadora@gmail.com
Egda Karina Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Katherina Maroso Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Soraya Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com

Shareholders Agreement

Paula Brillembourg 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
John Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Sixto Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Farah Márquez 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Juan Maroso 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Marcela Maroso 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Daniela Maroso 825 Brickell Bay Drive, Suite 1846 jfmaroso@cadecp.com
Endeavor Catalyst II LP 900 Broadway, Suite 300, New York, NY 10003 allen.taylor@endevoar.org
Endeavor Catalyst II-A LP 900 Broadway, Suite 300, New York, NY 10003 allen.taylor@endevoar.org
Portland Caribbean Fund II, LP. Bush Hill & Bay Street, St. Michael, BB 14038, Barbados, W. dhewson@portlandpe.com
Portland Caribbean Fund II (BARBADOS), LP. Bush Hill & Bay Street, St. Michael, BB 14038, Barbados, W. dhewson@portlandpe.com
Portland Fund II Co-Invest Partnership Bush Hill & Bay Street, St. Michael, BB 14038, Barbados, W. dhewson@portlandpe.com
Robert Lesko 3487 79th Ave SE blesko@gmail.com
Andrew Nordstrom 2611 Eastlake Ave. E. #211 drew@dnordstrom.com
Ventura Tech SAS Calle 101 # 45A - 82 renzo.sesana@ventura.net.co
Palm Drive Capital 54 W. 21st St. Suite 807 seamon@palmdrivecap.com
FCP Compartimentos - Compartimento I Carrera 7 #71 21. Torre B . Of. 1008 cfontalvo@larrainvial.com
Celtic House SPV (Merqueo) LP 239 Argyle Ave., Suite 100, Ottawa, ON, K2P 1B8 dadderley@celtic-house.com

Shareholders Agreement

Inter-American Investment Corporation

1350 New York Avenue, N.W.

Washington D.C. 20577

United States of America

Attention: Julius Landell-Mills, Investment Management Principal Officer

Alternative address for communications by electronic mail:

juliusl@iadb.org

With a copy to:

loanservices@iadb.org

INTER-AMERICAN INVESTMENT CORPORATION, in its capacity as agent of INTER- AMERICAN DEVELOPMENT BANK as administrator of the Clean Technology Fund I

1350 New York Avenue, N.W.

Washington D.C. 20577

United States of America

Attention: Julius Landell-Mills, Investment Management Principal Officer

Alternative address for communications by electronic mail:

juliusl@iadb.org

With a copy to:

loanservices@iadb.org

CIBanco, S.A., Institución de Banca Múltiple

Cordillera de los Andes No. 265 Piso 3

Colonia Lomas de Chapultepec, C.P. 11000

México City

México

Attention: Fiduciario CIB / 3645

Alternative address for communications by electronic mail:muriarte@cibanco.com and

dbmextrust@cibanco.com

With a copy (which does not constitute notice) to: ecortina@clny.com

Copenhagen VC Fund I K/S

C/O IDC Management Denmark ApS

Raadhuspladsen 4, 1550 Copenhagen V

Denmark

Attention: Alejandro Rodriguez Rodriguez

Alternative address for communications by electronic mail: a@idcventures.com

IDCV Fuel Merqueo K/S - Oslo Plads 2, 2100. Copenhagen, Denmark Attention: Alejandro Rodriguez Rodriguez Alternative address for communications by electronic mail: a@idcventures.com
MGM Sustainable Energy Fund II LP 2 South Biscayne Blvd. #2610 Miami, Florida 33131 mariapiai@mgmholdings.us
MGM Sustainable Energy Ontario Parallel Fund II LP 2 South Biscayne Blvd. #2610 Miami, Florida 33131 mariapiai@mgmholdings.us
MGM Sustainable Energy Fund (Luxemburg) SCSp 2 South Biscayne Blvd. #2610 Miami, Florida 33131 mariapiai@mgmholdings.us or 42, rue de la Vallée L-2661 Luxembourg luis.rebelodasilva@bfcs.lu
MGM Energy Efficiency Colombia S.A.S - Cra 42A # 1-25 , San Fernando Plaza, Torre 4, Int 315, Medellín, Colombia apaz@mgminnovacap.com

Shareholders Agreement

FUEL VENTURE CAPITAL FUND I, LP 2901 Florida Avenue Suite 840, Miami FL 33133 olivia@fuelventurecapital.com
FUEL VENTURE CAPITAL COINVEST 2901 Florida Avenue Suite 840, Miami FL 3313 olivia@fuelventurecapital.com
Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1 - 2711 Centerville Road, Suite 400, Wilmington, De 19808 - Delaware, USA. olivia@fuelventurecapital.com

Series K-2, LLC an Individual Protected Series of Fuel Venture Capital Fund Co-Invest Series, LLC a Series LLC -

2711 Centerville Road, Suite 400, Wilmington, De 19808 - Delaware, USA.

olivia@fuelventurecapital.com

CELTIC HOUSE SPV II (MERQUEO) LP 239 Argyle Ave., Suite 100, Ottawa, ON, K2P 1B8 dadderley@celtic-house.com
Razor Knuru Stockgro LLC - 651 N Broad Street, Suite 206, Middletown, DE 19709. Delaware, USA. abhinav@razorventures.tech
EXPLORER PARTNER INVESTMENT HOLDINGS, LLC 401 City Ave, Suite 220, Bala Cynwyd, PA 19004 Vir.Anand@sig.com
ABDULAZIZ ALBASSAM - 6369 Zaid bin osama, Mather dis Aziz.bassam@gmail.com

Shareholders Agreement

ANNEX 3

TERMS OF THE SHARES

1.	Certain Defined Terms

Additional Series B Liquidation Preference Payment has the meaning given to such term in Section 3(b) of this Annex 3.

Additional Series B Preferred Distribution has the meaning given to such term in Section 2(c) of this Annex 3.

Additional Series B Preferred Shares means that certain number of Additional Series B Preferred Shares issued by the Company.

Initial Conversion Price Per Share means, as of the date of this Agreement; (a) in respect of the Series D Preferred Shares, $0.011257; (b) in respect of the Series C-1 Preferred Shares, $0.213149626017791; (c) in respect of the Series C-2 Preferred Shares, $0.202492144716901; (d) in respect of the Series C-3 Preferred Shares, $0.127889775610674; (e) in respect of the Additional Series B Preferred Shares, $0.2131; (f) in respect of the Series B Preferred shares, $0.1321; and (g) in respect of the Series A Preferred Shares, $0.0969 or any other value of the Initially Paid Price per Share as determined by the Board.

Ordinary Shares means the ordinary shares of the Company.

Invested Amount means the amount effectively invested by each Shareholder to Merqueo S.A.S.(for the avoidance of doubt, either in cash or by the conversion of the equity securities) to acquire as applicable any and all Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series D Preferred Shares as issued by Merqueo S.A.S. immediately prior to the Corporate Reorganization.

Series A Liquidation Preference Payment has the meaning given to such term in Section 3(d) of this Annex 3.

Series B Liquidation Preference Payment has the meaning given to such term in Section 3(c) of this Annex 3.

Series C Liquidation Preference Payment has the meaning given to such term in Section 3(a) of this Annex 3.

Series D Liquidation Preference Payment has the meaning given to such term in Section 3(a) of this Annex 3.

Series A Preferred Distribution has the meaning given to such term in Section 2(e) of this Annex 3.

Series A Preferred Shares means a certain number of Series A Preferred Shares issued by the Company.

Series B Preferred Distribution has the meaning given to such term in Section 2(d) of this Annex 3.

Series B Preferred Shares means a certain number of Series B Preferred Shares issued by the Company.

Series C Preferred Shares means jointly Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares issued by the Company.

Series C Preferred Distribution has the meaning given to such term in Section 2(b) of this Annex 3.

Series C-1 Preferred Shares means a certain number Series C-1 Preferred Shares issued by the Company.

Series C-2 Preferred Shares means a certain number Series C-2 Preferred Shares issued by the Company.

Series C-3 Preferred Shares means a certain number Series C-3 Preferred Shares issued by the Company.

Series D-1 Preferred Shares means a certain number Series D-1 Preferred Shares issued by the Company.

Series D-2 Preferred Shares means a certain number Series D-2 Preferred Shares issued by the Company.

2.	Distribution/Dividend Preferences

(a) General. All Distributions will be noncumulative and made in accordance with the Distribution Policy and this Section 2 of Annex 3. For purposes of determining the rate at which a Distribution is paid in respect of any series of Preferred Share in comparison to the rate at which a Distribution is paid in respect of the Ordinary Shares, the determination shall be based on the number of Ordinary Shares into which the relevant series of Preferred Shares is then convertible in accordance with Section 4 of this Annex 3. Distributions (i) may be made to a Shareholder holding any series of Preferred Shares at a lower rate than is set forth below (but subject to the relative preferences set forth below) in the event the total amount of funds available in accordance with the Distribution Policy equals less than the aggregate amount necessary to make the relevant Distribution and (ii) may not be distributed at all in the event the Shareholders do not approve a Distribution of profits at the ordinary annual meeting.

(b) Series D Preferred Shares. If the annual meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Series D Preferred Shares shall be entitled to receive a Distribution at a rate of ten percent (10%) of the applicable Invested Amount corresponding to each Shareholder at that time (the “Series D Preferred Distribution”. If the Series D Preferred Distribution is paid in full in respect of any relevant period, then Distributions on the Series C Preferred Shares, Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares may be made by the Company so long as (x) they are not paid at a rate greater than the rate of the Series D Preferred Distribution and (y) they are made in accordance with the below subsections relating to Distributions on the Series C Preferred Shares, Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(c) Series C Preferred Shares. Subject to the payment in full of the Series D Preferred Distribution in accordance with subsection (b) above, if a meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Series C Preferred Shares shall be entitled to receive a Distribution at a rate of ten percent (10%) of the applicable Invested Amount for such Shareholder at that time (the “Series C Preferred Distribution”. If the Series C Preferred Distribution is paid in full in respect of any relevant period, then Distributions on the Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares may be made by the Company so long as (x) they are not paid at a rate greater than the rate of the Series C Preferred Distribution and (y) they are made in accordance with the below subsections relating to Distributions on the Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(d) Additional Series B Preferred Shares. Subject to the payment in full of the Series D Preferred Distribution and Series C Preferred Distribution in accordance with subsections (a) and (b) above, in respect of the year 2023 onwards, if the ordinary annual meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Additional Series B Preferred Shares shall be entitled to receive a Distribution at a rate of ten percent (10%) of the Invested Amount for such Shareholder at that time (the “Additional Series B Preferred Distribution”). If the Series D Preferred Distribution, Series C Preferred Distribution and the Additional Series B Preferred Distribution are paid in full in respect of any relevant period, then Distributions on the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares may be made by the Company so long as (x) they are not paid at a rate greater than the rate of the Series C Preferred Distribution and the Additional Series B Preferred Distribution and (y) they are made in accordance with the below subsections relating to Distributions on the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(d) Series B Preferred Shares. Subject to the payment in full of the Series D Preferred Distribution, Series C Preferred Distribution and the Additional Series B Preferred Distribution in accordance with subsections (a), (b) and (c) above, in respect of the year 2023 onwards, if the ordinary annual meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Series B Preferred Shares shall be entitled to receive a Distribution at a rate of ten percent (10%) of the applicable Invested Amount for such Shareholder at that time (the “Series B Preferred Distribution”). If the Series D Preferred Distribution, Series C Preferred Distribution, the Additional Series B Preferred Distribution and the Series B Preferred Distribution are paid in full in respect of any relevant period, then Distributions on the Series A Preferred Shares and the Ordinary Shares may be made by the Company so long as (x) they are not paid at a rate greater than the rate of the Series C Preferred Distribution, the Additional Series B Preferred Distribution and the Series B Preferred Distribution and (y) they are made in accordance with the below subsections relating to Distributions on the Series A Preferred Shares and the Ordinary Shares.

(e) Series A Preferred Shares. Subject to the payment in full of the Series C Preferred Distribution, Series C Preferred Distribution, the Additional Series B Preferred Distribution and the Series B Preferred Distribution in accordance with subsections (a), (b), (c) and (d) above, in respect of the year 2023 onwards, if the ordinary annual meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Series A Preferred Shares shall be entitled to receive a Distribution at a rate of ten percent (10%) of the applicable Invested Amount for such Shareholder at that time (the “Series A Preferred Distribution”). If the Series D Preferred Distribution, Series C Preferred Distribution, the Additional Series B Preferred Distribution, the Series B Preferred Distribution and the Series A Preferred Distribution are paid in full in respect of any relevant period, then Distributions on the Ordinary Shares may be made by the Company so long as (x) they are not paid at a rate greater than the rate of the Series C Preferred Distribution, the Additional Series B Preferred Distribution, the Series B Preferred Distribution and the Series A Preferred Distribution and (y) they are made in accordance with the below subsection relating to Distributions on the Ordinary Shares.

(f) Ordinary Shares. Subject to the payment in full of the Series D Preferred Distribution, Series C Preferred Distribution, the Additional Series B Preferred Distribution, the Series B Preferred Distribution and the Series A Preferred Distribution in accordance with subsections (a), (b), (c), (d) and (e) above, if the ordinary annual meeting of the Shareholders decides to make a Distribution of any profits, each Shareholder holding Ordinary Shares shall be entitled to receive a Distribution in such amount as the ordinary annual meeting of the Shareholders shall determine (subject to the limitations described in subsections (a) through (e) above).

3. Liquidation Preferences

If prior to an Acceptable Listing, any Liquidation Event or Deemed Liquidation Event occurs, all assets of the Company, including the proceeds from any such Liquidation Event or Deemed Liquidation Event, available to be paid to the Shareholders shall be distributed as follows:

(a) First, the holders of the Series D Preferred Shares will be entitled to receive, in priority and preference to the holders of the Series C Preferred Shares, Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares, an amount equal to the applicable Invested Amount corresponding to each Series D Investor, plus any dividends declared on the Series D Preferred Shares but pending to be paid (the “Series D Liquidation Preference Payment”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(a), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Second, once the Series D Liquidation Preference Payment has been paid in full, the holders of the Series C Preferred Shares will be entitled to receive, in priority and preference to the holders of the Additional Series B Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares, an amount equal to the applicable Invested Amount corresponding to each Series C investor, plus any dividends declared on the Series C Preferred Shares but pending to be paid (the ‘‘Series C Liquidation Preference Payment’'). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(a), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Third, once the Series C Liquidation Preference Payment has been paid in full, the holders of the Additional Series B Preferred Shares will be entitled to receive, in priority and preference to the holders of the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares, an amount equal to the applicable Invested Amount corresponding to each Additional Series B investor, plus any dividends declared on the Additional Series B Preferred Shares but pending to be paid (the ‘‘Additional Series B Liquidation Preference Payment’'). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(b), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c) Fourth, once the Series C Liquidation Preference Payment and the Additional Series B Liquidation Preference Payment have been paid in full, the holders of the Series B Preferred Shares will be entitled to receive, in priority and preference to the holders of the Series A Preferred Shares and the Ordinary Shares, an amount equal to the applicable Invested Amount corresponding to each Series B investor, plus any dividends declared on the Series B Preferred Shares but pending to be paid (the “Series B Liquidation Preference Payment”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(c), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d) Fifth, once the Series C Liquidation Preference Payment, the Additional Series B Liquidation Preference Payment and the Series B Liquidation Preference Payment have been paid in full, the holders of the Series A Preferred Shares will be entitled to receive, in priority and preference to the holders of the Ordinary Shares, an amount equal to the applicable Invested Amount corresponding to each Series A Investor, plus any dividends declared on the Series A Preferred Shares but pending to be paid (the “Series A Liquidation Preference Payment”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(d), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(e) Sixth, one the Series C Liquidation Preference Payment, the Additional Series B Liquidation Preference Payment, the Series B Liquidation Preference Payment and the Series A Liquidation Preference Payment have been paid in full, any funds or remaining assets legally available shall be allocated among the holders of Ordinary Shares pro rata based on the number of Ordinary Shares held by each of them. If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay such holders the full amount to which they shall be entitled under this Section 3(e), such holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Notwithstanding the foregoing, in the event that any holder of any series of Preferred Shares would be entitled to receive a greater amount of proceeds in such Liquidation Event or Deemed Liquidation Event if the relevant series of Preferred Shares held by such holder had been converted into Ordinary Shares, then such series of Preferred Shares will automatically be deemed to be converted into Ordinary Shares, applying the then-applicable Conversion Price in accordance with Section 4 of this Annex 3, and such holder shall then be entitled to receive a portion of such proceeds pro rata with all other holders of Ordinary Shares based on the number of Ordinary Shares held by each of them; provided, for the avoidance of doubt, in the event of any such deemed conversion, such holder of such series of Preferred Shares not additionally be entitled to receive the sum of liquidation preference payment(s) payable in respect of such series of Preferred Shares pursuant to the foregoing clause (a), (b), (c), or (d) of this Section 3, as applicable

The amount deemed paid or distributed to the Shareholders upon any such Liquidation Event or Deemed Liquidation Event shall be the cash or the value of the property, rights or securities (or combination thereof) to be paid or distributed to such Shareholder pursuant to such Liquidation Event or Deemed Liquidation Event, as applicable (any such Liquidation Event or Deemed Liquidation Event involving the payment or distribution of property, rights or securities other than cash, a “Share Exchange”). The value of such property, rights or securities other than cash to be paid or distributed pursuant to such Share Exchange shall be determined in good faith by the Board of Directors. For the avoidance of doubt, upon a Share Exchange, a holder of Preferred Shares shall be entitled to receive its full liquidation preference in respect of such series of Preferred Shares pursuant to the foregoing clause (a), (b), (c), or (d) of this Section 3.

4. Conversion Rights/Anti-Dilution Protection

(a) At any time each Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of any additional consideration by the holder thereof, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing (i) the applicable Initial Conversion Price Per Share by (ii) the applicable Conversion Price in effect at the time of conversion.

(b) For each series of Preferred Shares, the starting conversion price applicable is: (i) in respect to the Series D Preferred Shares, $0.011257; (i) in respect of the Series C-1 Preferred Shares, $0.213149626017791; (ii) in respect of the Series C-2 Preferred Shares, $0.202492144716901; (iii) in respect of the Series C-3 Preferred Shares, $ 0.12788977561067401279; (iv) in respect of the Additional Series B Preferred Shares, $0.2131; (v) in respect of the Series B Preferred shares, $0.1341; and (vi) in respect of the Series A Preferred Shares, $0.0969, such values to be calculated by the Board from time after issuance of any shares.

(c) Upon Closing of the Series D Preferred Shares finance round effective at Merqueo S.A.S, and for one time only, the initial Conversion Price applicable to each series of Preferred Shares shall be subject to adjustment as set forth below in this Section 4 of this Annex 3. The Conversion Price will not be adjusted as a result of (v) the issuance of the Warrants or the issuance of Series D-2 Preferred Shares upon the exercise thereof, (w) any conversion of any Preferred Shares into Ordinary Shares, or (x) any Distribution of Equity Securities of the Company made in respect of the Preferred Shares, (y) the issuance or grant of any Shares (or any options to purchase Shares) pursuant to the Stock Option Plans; (z) the issuance of any Shares pursuant to the implementation of a Corporate Reorganization. Notwithstanding anything to the contrary in this Agreement, in no event shall any adjustment to the Conversion Price applicable to any Series of Preferred Shares be waived without the prior written consent of the holders of a majority of the issued and outstanding Preferred Shares of each Preferred Series.

(c) The applicable Conversion Price shall be subject to adjustment for stock dividends (except to the extent described in Section 4(b) of this Annex 3), splits, combinations and similar events, whether executed before, on or after Corporate Reorganization, as determined by the Board in accordance with Section 2.5(k) of this Agreement.

(d) As consequence of the implementation of the series D preferred shares finance round effective at Merqueo S.A.S pursuant to the series D subscription agreement entered into between certain investors and Merqueo S.A.S, at any date after the date hereof, the then applicable Conversion Price with respect to the Preferred Shares, as applicable shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).]

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issuance or deemed issuance of additional Shares

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of additional Shares

“A” shall mean the number of Ordinary Shares deemed to be outstanding immediately prior to such issuance or deemed issuance of additional Shares (including, for this purpose, all Ordinary Shares, all Preferred Shares on an as-converted to Ordinary Shares basis, and all outstanding Share Equivalents on an as-exercised basis, but not including any Share Equivalents (e.g., convertible notes) converting into Shares in connection with the relevant issuance or deemed issuance of Shares by the Company)

“B” shall mean the number of ordinary shares that would have been issued if such additional Shares had been issued or deemed issued at a price per Share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by CP1)

“C”shall mean the number of Shares issued in such transaction

(e) The Preferred Shares will be automatically converted into Ordinary Shares at the applicable Conversion Price prior to the consummation of an Acceptable Listing.

(f) If any event occurs that would result in an adjustment to the then-applicable Conversion Price for any series of Preferred Shares under subsection (c) above, then (i) the relevant calculation shall be approved by the Board under Section 2.5(j) of this Agreement and (ii) the Shareholders holding such series of Preferred Shares shall be notified by the Company and such Shareholders shall be given a reasonable opportunity to verify the relevant calculations and discuss the same with the Company s management.

(g) In connection with any conversion of Preferred Shares into Ordinary Shares, the Company shall issue and deliver to the relevant converting Shareholder, or to his, her or its nominees, a certificate or certificates for the relevant number of Ordinary Shares (in exchange for the certificates representing the Preferred Shares being converted, or an affidavit of loss or destruction) and pay all declared but unpaid dividends on the Preferred Shares so converted.

(h) Subject to this Section 4, and for greater certainty Section 4(c), after the adjustment to the Conversion Price has been implemented in accordance with the Series D Preferred Shares, any day after the date hereof there will not be any further anti-dilution right applicable to holders of Preferred Shares and no further adjustments to the Conversion Price will be implemented.

5. Voting Rights

In any matter coming before the Shareholders for a vote, each holder of a Preferred Share shall be entitled to such number of votes as is equal to the number of Ordinary Shares into which such Preferred Share is then convertible in accordance with Section 4 of this Annex 3.

6. Termination

The provisions of this Annex 3 shall automatically terminate entirely upon the consummation of an Acceptable Listing.

SCHEDULE 1

FORM OF ACCESSION INSTRUMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the Joinder Agreement) is made on, [______] by [      ] of [       ] (the Covenantor) in favor of the persons whose names are set out in Appendix A to this Agreement and is supplemental to the Shareholders Agreement, dated           December, 2022 among Merqueo Holdings and the Shareholders listed therein (the Shareholders Agreement) and entered into pursuant to Section 4.8 (New Shareholders) thereof.

The parties hereby agree as follows:

(1) The Covenantor confirms that it has been given and has read a copy of the Shareholders Agreement and hereby agrees for the benefit of each person party to the Shareholders Agreement, and each other person who, after the date of this Agreement, executes a joinder agreement to the Shareholders Agreement substantially in the form set forth in Schedule 1 thereof that it shall have the rights and be subject to the obligations of [a Shareholder] under the terms of the Shareholders Agreement.

(2) The Covenantor, by execution of this Joinder Agreement, makes the following representations, warranties and acknowledgements as of the date of this Joinder Agreement, for the benefit of the Shareholders:

(a)	Organization; Power; Due Authorization.

(i)	If it is an entity, it is a corporation or other legal entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of its jurisdiction of organization. It is qualified and licensed to do business, and has all requisite corporate or other legal power and authority to own its Property, to conduct its business as currently conducted and to enter into, and to comply with its obligations under, each Transaction Document to which it is or will be a party; and

(ii)	if he or she is an individual, he or she (A) is of legal age and capacity and is legally competent and has full individual power and authority to enter into and perform his or her obligations under this Agreement and (B) if he or she is married as of the date hereof, he or she has not filled and has not received notice of a proceeding being filed against him or her seeking divorce or the liquidation of the marital property (sociedad conyugal).

(b) Validity. This Agreement and each of the other Transaction Documents to which it, he or she is a party has been duly authorized and executed by it, him or her and constitutes, or will, when executed, constitute its, his or her valid and legally binding obligation, enforceable in accordance with its terms.

(c) No Violation. None of the execution, delivery or performance by it, him or her of this Agreement will:

(i)	contravene any Applicable Law or any Authorization or, if it is an entity, violate the terms of its Organizational Documents, as the case may be;

(ii)	result in any breach of, or constitute a default or require any consent under, any agreement, indenture, mortgage or other agreement or arrangement to which it, he or she is a party, by which it, he or she is bound or to which it, he or she may be subject; or

(iii)	result in the creation or imposition of (or an obligation to create or impose) any Lien upon any of its, his or her Property.

(d) Authorizations. It, he or she has obtained all Authorizations and has otherwise taken all appropriate and necessary action to authorize the execution and delivery of this Agreement and each of the other Transaction Documents to which it, he or she is a party and the performance of its, his or her obligations hereunder or thereunder.

(e) Certificate of Incumbency and Authority. If it is an entity, it has delivered to the Company a true and correct Certificate of Incumbency and Authority in the form attached as Schedule 2 to the Shareholders Agreement.

(3) This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF this Agreement has been executed by the undersigned and is intended to be and is hereby delivered on the date first written above.

[COVENANTOR]

By:
Name:
Title:

MERQUEO HOLDINGS

By:
Name:
Title:

Shareholders Agreement

SCHEDULE 2

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[Date]

Merqueo Holdings

Calle 97a No 9a - 50, Bogotá, Colombia

Attention: General Manager

Certificate of Incumbency and Authority

Reference is made to the Shareholders Agreement, dated as of December [__], 2022 among Merqueo Holdings and the Shareholders listed therein (the Shareholders Agreement). Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Shareholders Agreement.

I, the undersigned Chairman/Director] of _______________ (the [Company]/[[NAME OF SHAREHOLDER]]), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the individuals [each]/[any two] of whom are, and will continue to be, authorized to take any action required or permitted to be taken, done, signed or executed under the Shareholders Agreement or any other agreement to which [the Company]/[NAME OF SHAREHOLDER] may be parties.

*Name	Office	Specimen Signature

You may assume that any such individual continues to be so authorized until you receive written notice from an Authorized Representative of the [Company]/[NAME OF SHAREHOLDER] that they, or any of them, is no longer so authorized.

*	Designations may be changed by the Company or such Shareholder at any time by issuing a new Certificate of Incumbency and Authority authorized by the board of directors of the Company or such Shareholder where applicable.

Yours faithfully,

By:
Name:
	Title:	[Chairman/Director]

Shareholders Agreement

SCHEDULE 3

FORM OF AUTHORIZATION TO AUDITOR

[Date]

[NAME OF AUDITORS]

[ADDRESS]

Ladies and Gentlemen:

We hereby authorize and request you to give to each of CLAP, IDCV and IDB Invest at the respective addresses indicated in the attachment hereto, all such information as any of them may reasonably request with regard to our audited Financial Statements. We have agreed to supply that information and those statements under the terms of the Shareholders Agreement. For your information, we have enclosed a copy of the Shareholders Agreement.

We authorize and request you to send one (1) copy of our audited Financial Statements for each Financial Year to each of the above investors to enable us to satisfy our obligations to such. When submitting the same to each such investor, please also send, at the same time, a copy of your full audit report on such accounts.

For our records, please ensure that you send to us a copy of every written communication that you receive from any of the above investors immediately upon receipt and a copy of each reply made by you immediately upon issuance of that reply.

Yours truly,

Merqueo S.A.S.

By:
Authorized Representative

ACKNOWLEDGED AND AGREED:

[NAME OF AUDITORS]

By:
Authorized Representative

Enclosures: Shareholders Agreement

cc:

CIBanco, S.A., Institución de Banca Múltiple
Cordillera de los Andes No. 265 Piso 3
Colonia Lomas de Chapultepec, C.P. 11000
México City, México

Attn: Fiduciario CIB / 3645

Copenhagen VC Fund I K/S

c/o IDC Management Denmark ApS
Raadhuspladsen 4, 1550 Copenhagen V, Denmark
Attn: Alejandro Rodriguez Rodriguez

Inter-American Investment Corporation
1350 New York Avenue, N.W.
Washington, D.C. 20577

United States of America

Attn: Portfolio Management Division, Investment Operations Department

Shareholders Agreement